Freeport-McMoRan
Reports Second-Quarter and Six-Month 2017 Results

▪
Net income attributable to common stock totaled $268 million, $0.18 per share, for second-quarter 2017. After adjusting for net gains of $27 million, $0.01 per share, second-quarter 2017 adjusted net income attributable to common stock totaled $241 million, $0.17 per share.

▪	Consolidated sales totaled 942 million pounds of copper, 432 thousand ounces of gold and 25 million pounds of molybdenum for second-quarter 2017.

▪
Consolidated sales for the year 2017 are expected to approximate 3.7 billion pounds of copper, 1.6 million ounces of gold and 93 million pounds of molybdenum, including 940 million pounds of copper, 375 thousand ounces of gold and 22 million pounds of molybdenum for third-quarter 2017.

▪	Average realized prices were $2.65 per pound for copper, $1,243 per ounce for gold and $9.58 per pound for molybdenum for second-quarter 2017.

▪	Average unit net cash costs were $1.20 per pound of copper for second-quarter 2017 and are expected to average $1.19 per pound of copper for the year 2017.

▪
Operating cash flows totaled $1.0 billion (including $144 million in working capital sources and changes in tax payments) for second-quarter 2017 and $1.8 billion (including $322 million in working capital sources and changes in tax payments) for the first six months of 2017. Based on current sales volume and cost estimates, and assuming average prices of $2.65 per pound for copper, $1,250 per ounce for gold and $7.50 per pound for molybdenum for the second half of 2017, operating cash flows for the year 2017 are expected to approximate $3.8 billion (including $0.6 billion in working capital sources and changes in tax payments).

▪
Capital expenditures totaled $362 million (including approximately $210 million for major mining projects) for second-quarter 2017 and $706 million for the first six months of 2017 (including approximately $420 million for major mining projects). Capital expenditures for the year 2017 are expected to approximate $1.6 billion, including $0.7 billion for underground development activities in the Grasberg minerals district in Indonesia, which depends on a resolution of PT Freeport Indonesia's (PT-FI) long-term operating rights.

▪
At June 30, 2017, consolidated cash totaled $4.7 billion and consolidated debt totaled $15.4 billion, compared with $4.2 billion of consolidated cash and $16.0 billion of consolidated debt at December 31, 2016. FCX had no borrowings and $3.5 billion available under its revolving credit facility at June 30, 2017.

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PHOENIX, AZ, July 25, 2017 - Freeport-McMoRan Inc. (NYSE: FCX) reported net income attributable to common stock of $268 million ($0.18 per share) for second-quarter 2017 and $496 million ($0.34 per share) for the first six months of 2017, compared with net losses attributable to common stock of $479 million ($0.38 per share) for second-quarter 2016 and $4.7 billion ($3.70 per share) for the first six months of 2016. After adjusting for net gains (losses) of $27 million ($0.01 per share) for second-quarter 2017 and $(452) million ($(0.36) per share) for second-quarter 2016, adjusted net income (loss) attributable to common stock totaled $241 million ($0.17 per share) for second-quarter 2017 and $(27) million ($(0.02) per share) for second-quarter 2016. Additionally, FCX's second-quarter 2017 sales from its mining operations to affiliated smelters resulted in the deferral of $51 million ($0.04 per share) of net income attributable to common stock, which will be recognized in future periods. Refer to the supplemental schedules, "Adjusted Net Income (Loss)," beginning on page VII, and "Deferred Profits," on page X, which are available on FCX's website, "fcx.com," for additional information.

Richard C. Adkerson, President and Chief Executive Officer, said, "We are successfully executing our strategy of building values in our large-scale, industry-leading portfolio of copper assets. Our strong management of costs and ongoing capital discipline combined with improved copper prices are providing free cash flow to strengthen our company’s financial position. We remain focused on protecting our past investments and supporting our long-term investment plans at the high-grade, long-lived mineral deposits in the Grasberg minerals district in Papua, Indonesia. We are encouraged by recent progress in our active negotiations with the Indonesian government to resolve issues involving our contractual rights and by multiple opportunities to build long-term future values for our shareholders from our high-quality copper assets in the Americas."

SUMMARY FINANCIAL DATA

	Three Months Ended June 30,			Six Months Ended June 30,
	2017		2016	2017		2016
	(in millions, except per share amounts)
Revenues[a,b]	$3,711		$3,334	$7,052		$6,576
Operating income (loss)[a]	$669		$18	$1,249		$(3,854)
Net income (loss) from continuing operations	$326		$(229)	$594		$(4,326)
Net income (loss) from discontinued operations	$9	[c]	$(181)	$47	[c]	$(185)
Net income (loss) attributable to common stock[d,e]	$268		$(479)	$496		$(4,663)
Diluted net income (loss) per share of common stock:
Continuing operations	$0.18		$(0.23)	$0.31		$(3.54)
Discontinued operations	—		(0.15)	0.03		(0.16)
	$0.18		$(0.38)	$0.34		$(3.70)
Diluted weighted-average common shares outstanding	1,453		1,269	1,453		1,260
Operating cash flows[f]	$1,037		$874	$1,829		$1,614
Capital expenditures	$362		$833	$706		$1,815
At June 30:
Cash and cash equivalents	$4,667		$330	$4,667		$330
Total debt, including current portion	$15,354		$19,220	$15,354		$19,220

a.	For segment financial results, refer to the supplemental schedules, "Business Segments," beginning on page X, which are available on FCX's website, "fcx.com."

b.
Includes (unfavorable) favorable adjustments to provisionally priced concentrate and cathode copper sales recognized in prior periods totaling $(20) million ($(8) million to net income attributable to common stock or $(0.01) per share) in second-quarter 2017, $(28) million ($(15) million to net loss attributable to common stock or $(0.01) per share) in second-quarter 2016, $81 million ($35 million to net income attributable to common stock or $0.02 per share) for the first six months of 2017 and $5 million ($2 million to net loss attributable to common stock or less than $0.01 per share) for the first six months of 2016. For further discussion, refer to the supplemental schedule, "Derivative Instruments," on page X, which is available on FCX's website, "fcx.com."

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c.
Primarily reflects adjustments to the fair value of the potential $120 million in contingent consideration related to the November 2016 sale of FCX's interest in TF Holdings Limited (TFHL), which totaled $55 million at June 30, 2017, and in accordance with accounting guidelines, will continue to be adjusted through December 31, 2019.

d.
Includes net gains (charges) of $27 million ($0.01 per share) in second-quarter 2017, $(452) million ($(0.36) per share) in second-quarter 2016, $34 million ($0.02 per share) for the first six months of 2017 and $(4.4) billion ($(3.53) per share) for the first six months of 2016 that are described in the supplemental schedule, "Adjusted Net Income (Loss)," beginning on page VII, which is available on FCX's website, "fcx.com."

e.
FCX defers recognizing profits on intercompany sales until final sales to third parties occur. For a summary of net impacts from changes in these deferrals, refer to the supplemental schedule, "Deferred Profits," on page X, which is available on FCX's website, "fcx.com."

f.
Includes net working capital sources and changes in tax payments of $144 million in second-quarter 2017, $278 million in second-quarter 2016, $322 million for the first six months of 2017 and $466 million for the first six months of 2016.

SUMMARY OPERATING DATA

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016[a]	2017	2016[a]
Copper (millions of recoverable pounds)
Production	883	1,011	1,734	1,998
Sales, excluding purchases	942	987	1,751	1,987
Average realized price per pound	$2.65	$2.19	$2.65	$2.17
Site production and delivery costs per pound[b]	$1.64	$1.41	$1.62	$1.45
Unit net cash costs per pound[b]	$1.20	$1.33	$1.29	$1.36
Gold (thousands of recoverable ounces)
Production	353	166	592	350
Sales, excluding purchases	432	156	614	357
Average realized price per ounce	$1,243	$1,292	$1,242	$1,259
Molybdenum (millions of recoverable pounds)
Production	23	19	46	39
Sales, excluding purchases	25	19	49	36
Average realized price per pound	$9.58	$8.34	$9.16	$7.99

a.
Excludes the results of the Tenke Fungurume (Tenke) mine, which was sold in November 2016 and is reported as discontinued operations. Copper sales from the Tenke mine totaled 124 million pounds in second-quarter 2016 and 247 million for the first six months of 2016.

b.
Reflects per pound weighted-average production and delivery costs and unit net cash costs (net of by-product credits) for all copper mines, before net noncash and other costs. For reconciliations of per pound unit costs by operating division to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XIII, which are available on FCX's website, "fcx.com."

Consolidated Sales Volumes
Second-quarter 2017 copper sales of 942 million pounds were lower than the April 2017 estimate of 975 million pounds, primarily reflecting the impact of worker absenteeism on mining and milling rates in Indonesia. Second-quarter 2017 copper sales were also lower than second-quarter 2016 sales of 987 million pounds, primarily reflecting anticipated lower ore grades in North America and lower leach production and recoveries in South America, partly offset by higher volumes from Indonesia associated with higher ore grades and the sale of concentrate in inventory produced in first-quarter 2017.
Second-quarter 2017 gold sales of 432 thousand ounces were slightly lower than the April 2017 estimate of 440 thousand ounces, but were higher than second-quarter 2016 sales of 156 thousand ounces, primarily reflecting higher ore grades from Indonesia.

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Second-quarter 2017 molybdenum sales of 25 million pounds were slightly higher than the April 2017 estimate of 24 million pounds and were higher than second-quarter 2016 sales of 19 million pounds.
Sales volumes for the year 2017 are expected to approximate 3.7 billion pounds of copper, 1.6 million ounces of gold and 93 million pounds of molybdenum, including 940 million pounds of copper, 375 thousand ounces of gold and 22 million pounds of molybdenum in third-quarter 2017. Estimated sales volumes for the year 2017 are lower than April 2017 estimates by approximately 150 million pounds of copper and 320 thousand ounces of gold, principally attributable to lower mining rates in the Grasberg open pit associated with reduced manpower levels and modifications to the ramp-up schedule for the Deep Mill Level Zone (DMLZ) underground mine. These shortfalls are expected to be recovered in future periods. Efforts are under way to increase mining rates in the Grasberg open pit to benefit from the high-grade ore currently available to be mined. Refer to page 6 for a discussion of Indonesia Regulatory Matters, which may have a significant impact on future results.
Consolidated Unit Costs
Consolidated average unit net cash costs (net of by-product credits) for FCX's copper mines of $1.20 per pound of copper in second-quarter 2017 were lower than unit net cash costs of $1.33 per pound in second-quarter 2016, primarily reflecting higher by-product credits, partly offset by lower copper sales volumes.
Assuming average prices of $1,250 per ounce of gold and $7.50 per pound of molybdenum for the second half of 2017 and achievement of current sales volume and cost estimates, consolidated unit net cash costs (net of by-product credits) for copper mines are expected to average $1.19 per pound of copper for the year 2017. The impact of price changes for the second half of 2017 on consolidated unit net cash costs would approximate $0.015 per pound for each $50 per ounce change in the average price of gold and $0.01 per pound for each $2 per pound change in the average price of molybdenum. Quarterly unit net cash costs vary with fluctuations in sales volumes and realized prices, primarily for gold and molybdenum.

MINING OPERATIONS
North America Copper Mines. FCX operates seven open-pit copper mines in North America - Morenci, Bagdad, Safford, Sierrita and Miami in Arizona, and Chino and Tyrone in New Mexico. In addition to copper, molybdenum concentrate, gold and silver are also produced by certain of FCX's North America copper mines.
All of the North America mining operations are wholly owned, except for Morenci. FCX records its 72 percent undivided joint venture interest in Morenci using the proportionate consolidation method.
Operating and Development Activities. FCX has significant undeveloped reserves and resources in North America and a portfolio of potential long-term development projects. Future investments will be undertaken based on the results of economic and technical feasibility studies, and are dependent on market conditions. FCX continues to evaluate opportunities to reduce the capital intensity of its long-term development projects.
Through exploration drilling, FCX has identified a significant resource at the Lone Star project located near the Safford operation in eastern Arizona. Initial production from the Lone Star oxide ores could begin in 2021 using existing infrastructure to replace oxide production from Safford. FCX is seeking regulatory approvals for this project and continues to evaluate longer term opportunities available from the significant sulfide potential in the Lone Star/Safford minerals district.

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Operating Data. Following is summary consolidated operating data for the North America copper mines for the second quarters and first six months of 2017 and 2016:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Copper (millions of recoverable pounds)
Production	384	469	776	956
Sales, excluding purchases	408	464	783	967
Average realized price per pound	$2.62	$2.18	$2.65	$2.17

Molybdenum (millions of recoverable pounds)
Production[a]	8	8	17	16

Unit net cash costs per pound of copper[b]
Site production and delivery, excluding adjustments	$1.59	$1.40	$1.56	$1.40
By-product credits	(0.16)	(0.11)	(0.15)	(0.10)
Treatment charges	0.10	0.11	0.10	0.11
Unit net cash costs	$1.53	$1.40	$1.51	$1.41

a.	Refer to summary operating data on page 3 for FCX's consolidated molybdenum sales, which includes sales of molybdenum produced at the North America copper mines.

b.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XIII, which are available on FCX's website, "fcx.com."

North America's consolidated copper sales volumes of 408 million pounds in second-quarter 2017 were lower than second-quarter 2016 sales of 464 million pounds, primarily reflecting lower ore grades. North America copper sales are estimated to approximate 1.5 billion pounds for the year 2017, compared with 1.8 billion pounds in 2016.
Average unit net cash costs (net of by-product credits) for the North America copper mines of $1.53 per pound of copper in second-quarter 2017 were higher than unit net cash costs of $1.40 per pound in second-quarter 2016, primarily reflecting lower sales volumes, partly offset by higher by-product credits.
Average unit net cash costs (net of by-product credits) for the North America copper mines are expected to approximate $1.54 per pound of copper for the year 2017, based on achievement of current sales volume and cost estimates and assuming an average molybdenum price of $7.50 per pound for the second half of 2017. North America's average unit net cash costs for the year 2017 would change by approximately $0.02 per pound for each $2 per pound change in the average price of molybdenum.

South America Mining. FCX operates two copper mines in South America - Cerro Verde in Peru (in which FCX owns a 53.56 percent interest) and El Abra in Chile (in which FCX owns a 51 percent interest). These operations are consolidated in FCX's financial statements. In addition to copper, the Cerro Verde mine produces molybdenum concentrate and silver.
Operating and Development Activities. The Cerro Verde expansion project commenced operations in September 2015 and achieved capacity operating rates during first-quarter 2016. Cerro Verde's expanded operations benefit from its large-scale, long-lived reserves and cost efficiencies. The project expanded the concentrator facilities from 120,000 metric tons of ore per day to 360,000 metric tons of ore per day.
In the second half of 2015, FCX adjusted operations at its El Abra mine to reduce mining and stacking rates by approximately 50 percent to achieve lower operating and labor costs, defer capital expenditures and extend the life of the existing operations. El Abra continues to operate at reduced rates.
FCX continues to evaluate a potential large-scale milling operation at El Abra to process additional sulfide material and to achieve higher recoveries. Exploration results at El Abra indicate a significant sulfide resource,

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which could potentially support a major mill project. Future investments will depend on technical studies, economic factors and market conditions.
Operating Data. Following is summary consolidated operating data for the South America mining operations for the second quarters and first six months of 2017 and 2016:

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Copper (millions of recoverable pounds)
Production	300	334	604	669
Sales	287	327	596	650
Average realized price per pound	$2.67	$2.19	$2.65	$2.18

Molybdenum (millions of recoverable pounds)
Production[a]	7	4	13	9

Unit net cash costs per pound of copper[b]
Site production and delivery, excluding adjustments	$1.55	$1.20	$1.52	$1.22
By-product credits	(0.13)	(0.12)	(0.16)	(0.10)
Treatment charges	0.22	0.23	0.22	0.23
Royalty on metals	0.01	—	0.01	0.01
Unit net cash costs	$1.65	$1.31	$1.59	$1.36

a.	Refer to summary operating data on page 3 for FCX's consolidated molybdenum sales, which includes sales of molybdenum produced at Cerro Verde.

b.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XIII, which are available on FCX's website, "fcx.com."

South America's consolidated copper sales volumes of 287 million pounds in second-quarter 2017 were lower than second-quarter 2016 sales of 327 million pounds primarily reflecting lower mining rates, ore grades and recoveries. Sales from South America mining are expected to approximate 1.2 billion pounds of copper for the year 2017, compared with 1.3 billion pounds of copper in 2016.
Average unit net cash costs (net of by-product credits) for South America mining of $1.65 per pound of copper in second-quarter 2017 were higher than unit net cash costs of $1.31 per pound in second-quarter 2016, primarily reflecting lower sales volumes and higher maintenance costs. Average unit net cash costs (net of by-product credits) for South America mining are expected to approximate $1.65 per pound of copper for the year 2017, based on current sales volume and cost estimates and assuming an average price of $7.50 per pound of molybdenum for the second half of 2017.

Indonesia Mining. Through its 90.64 percent owned and consolidated subsidiary PT-FI, FCX's assets include one of the world's largest copper and gold deposits at the Grasberg minerals district in Papua, Indonesia. PT-FI operates a proportionately consolidated joint venture, which produces copper concentrate that contains significant quantities of gold and silver.
Regulatory Matters. In January and February 2017, the Indonesian government issued new regulations to address the export of unrefined metals, including copper concentrate and anode slimes, and other matters related to the mining sector. The new regulations permit the continuation of copper concentrate exports for a five-year period through January 2022, subject to various conditions, including conversion from a contract of work to a special operating license (known as an IUPK, which does not provide the same level of fiscal and legal protections as PT-FI's Contract of Work (COW), which remains in effect), a commitment to the completion of smelter construction in five years and payment of export duties to be determined by the Ministry of Finance. In addition, the

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new regulations enable application for an extension of operating rights five years before expiration of the IUPK and require foreign IUPK holders to divest a 51 percent interest in the licensed entity to Indonesian interests no later than the tenth year of production. Export licenses would be valid for one-year periods, subject to review every six months, depending on smelter construction progress.
Following the issuance of the January and February 2017 regulations and discussions with the Indonesian government, PT-FI advised the government that it was prepared to convert its COW to an IUPK, subject to obtaining an investment stability agreement providing contractual rights with the same level of legal and fiscal certainty enumerated under its COW, and provided that the COW would remain in effect until it is replaced by a mutually satisfactory alternative. PT-FI also committed to commence construction of a new smelter during a five-year time frame, subject to approval of the extension of its long-term operating rights.
In mid-February 2017, pursuant to the COW's dispute resolution provisions, PTFI provided formal notice to the Indonesian government of an impending dispute listing the government's breaches and violations of the COW. PT-FI continues to reserve its rights under these provisions.
As a result of the 2017 regulatory restrictions and uncertainties regarding long-term investment stability, PT-FI has taken actions to adjust its cost structure, slow investments in its underground development projects and new smelter, and place certain of its workforce on furlough programs.
In late March 2017, the Indonesian government amended the regulations to enable PT-FI to retain its COW until replaced with an IUPK accompanied by an investment stability agreement, and to grant PT-FI a temporary IUPK through October 10, 2017, that would allow concentrate exports to resume during this period. In April 2017, PT-FI entered into a Memorandum of Understanding with the Indonesian government confirming that the COW would continue to be valid and honored until replaced by a mutually agreed IUPK and investment stability agreement. PT-FI agreed to continue to pay a five percent export duty during this period.
On April 21, 2017, the Indonesian government issued a permit to PT-FI that allows exports to resume for a six-month period, and PT-FI commenced export shipments.
PT-FI and the Indonesian government are now engaged in active negotiations on the conversion of PT-FI's COW to an IUPK accompanied by an investment stability agreement with the objective of providing a mutually acceptable long-term investment framework. In addition to negotiating a stability agreement, the parties are also discussing requirements for the construction of a new smelter and the government's request for divestment.
PT-FI and the Indonesian government are working cooperatively with the objective of reaching a mutually acceptable long-term resolution during 2017 to secure PT-FI's long-term investments for the benefit of all stakeholders.
Operating and Development Activities. PT-FI is currently mining the final phase of the Grasberg open pit, which contains high copper and gold ore grades. PT-FI expects to mine high-grade ore over the next several quarters prior to transitioning to the Grasberg Block Cave underground mine in early 2019.
PT-FI has several projects in the Grasberg minerals district related to the development of its large-scale, long-lived, high-grade underground ore bodies. In aggregate, these underground ore bodies are expected to produce large-scale quantities of copper and gold following the transition from the Grasberg open pit. As a result of regulatory uncertainty, PT-FI has slowed investments in its underground development projects in 2017. Assuming an agreement is reached to support PT-FI's long-term investment plans, estimated annual capital spending on these projects would average $1.0 billion per year ($0.8 billion per year net to PT-FI) over the next five years. Considering the long-term nature and size of these projects, actual costs could vary from these estimates. In response to market conditions and Indonesian regulatory uncertainty, timing of these expenditures continues to be reviewed. If PT-FI is unable to reach agreement with the Indonesian government on its long-term mining rights, FCX intends to reduce or defer investments significantly in its underground development projects and pursue arbitration under its COW.

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Operating Data. Following is summary consolidated operating data for the Indonesia mining operations for the second quarters and first six months of 2017 and 2016:

	Three Months Ended June 30,			Six Months Ended June 30,
	2017		2016	2017		2016
Copper (millions of recoverable pounds)
Production	199		208	354		373
Sales	247		196	372		370
Average realized price per pound	$2.67		$2.20	$2.64		$2.17

Gold (thousands of recoverable ounces)
Production	348		158	580		336
Sales	427		151	604		346
Average realized price per ounce	$1,243		$1,292	$1,242		$1,260

Unit net cash costs per pound of copper[a]
Site production and delivery, excluding adjustments	$1.80	[b]	$1.77	$1.91	[b]	$1.99
Gold and silver credits	(2.21)		(1.05)	(2.10)		(1.27)
Treatment charges	0.26		0.29	0.27		0.30
Export duties	0.11		0.08	0.11		0.08
Royalty on metals	0.17		0.11	0.17		0.12
Unit net cash costs	$0.13		$1.20	$0.36		$1.22

a.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XIII, which are available on FCX's website, "fcx.com."

b.
Excludes fixed costs charged directly to production and delivery costs totaling $82 million ($0.33 per pound of copper) for second-quarter 2017 and $103 million ($0.28 per pound of copper) for the first six months of 2017 associated with workforce reductions.

Beginning in mid-April 2017, PT-FI experienced a high level of worker absenteeism, which has unfavorably impacted mining and milling rates. During May 2017, a significant number of employees and contractors participated in an illegal strike and did not respond to PT-FI's multiple summons to return to work. As a result, these workers were deemed to have voluntarily resigned pursuant to Indonesian laws and regulations. During second-quarter 2017, PT-FI took steps to mitigate the impacts of worker absenteeism, including producing from available mine and mill stockpiles and selling concentrate in inventory produced in first-quarter 2017. PT-FI is also taking steps to increase its workforce in order to restore normal operating rates.
In June 2017, production from the DMLZ underground mine, which is currently being developed, was impacted by mining-induced seismic activity. Mining-induced seismic activity is not uncommon in block cave mining. To mitigate the impact of these events, PT-FI has adjusted the DMLZ mine plans while it evaluates the appropriate start-up schedule. PT-FI expects DMLZ to ramp up to full capacity of 80,000 metric tons of ore per day in 2021, but at a slower pace than previous estimates.
PT-FI is also evaluating opportunities to mine a section of high-grade ore from the Grasberg open pit in 2018 and 2019 currently planned to be mined in future periods from the Grasberg Block Cave underground mine. These plans are expected to be evaluated through the remainder of 2017.
Indonesia's consolidated sales of 247 million pounds of copper and 427 thousand ounces of gold in second-quarter 2017 were higher than second-quarter 2016 sales of 196 million pounds of copper and 151 thousand ounces of gold, primarily reflecting the sale of concentrate in inventory and higher ore grades, partly offset by lower mill rates.

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Assuming achieving planned operating rates for the second half of 2017, consolidated sales volumes from Indonesia mining are expected to approximate 1.0 billion pounds of copper and 1.6 million ounces of gold for the year 2017, compared with 1.1 billion pounds of copper and 1.1 million ounces of gold for the year 2016.
A significant portion of PT-FI's costs are fixed and unit costs vary depending on production volumes and other factors. Indonesia's unit net cash costs (including gold and silver credits) of $0.13 per pound of copper in second-quarter 2017 were lower than unit net cash costs of $1.20 per pound in second-quarter 2016, primarily reflecting higher gold and silver credits.
Assuming an average gold price of $1,250 per ounce for the second half of 2017 and achievement of current sales volume and cost estimates, unit net cash costs (net of gold and silver credits) for Indonesia mining are expected to approximate $0.13 per pound of copper for the year 2017. Indonesia mining's unit net cash credits for the year 2017 would change by approximately $0.05 per pound for each $50 per ounce change in the average price of gold. Because of the fixed nature of a large portion of Indonesia's costs, unit costs vary from quarter to quarter depending on copper and gold volumes.
Indonesia mining's projected sales volumes are dependent on a number of factors, including operational performance, workforce productivity, the timing of shipments and its ability to continue to export copper concentrate.

Molybdenum Mines. FCX has two wholly owned molybdenum mines in North America - the Henderson underground mine and the Climax open-pit mine, both in Colorado. The Henderson and Climax mines produce high-purity, chemical-grade molybdenum concentrate, which is typically further processed into value-added molybdenum chemical products. The majority of molybdenum concentrate produced at the Henderson and Climax mines, as well as from FCX's North America and South America copper mines, is processed at FCX's conversion facilities.
Operating and Development Activities. In response to market conditions, the Henderson molybdenum mine continues to operate at reduced rates. Production from the Molybdenum mines totaled 8 million pounds of molybdenum in second-quarter 2017 and 7 million pounds in second-quarter 2016. Refer to summary operating data on page 3 for FCX's consolidated molybdenum sales, which includes sales of molybdenum produced at the Molybdenum mines, and from FCX's North America and South America copper mines.
Average unit net cash costs for the Molybdenum mines of $7.81 per pound of molybdenum in second-quarter 2017 approximated second-quarter 2016 costs. Based on current sales volume and cost estimates, unit net cash costs for the Molybdenum mines are expected to average approximately $7.85 per pound of molybdenum for the year 2017.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedules, "Product Revenues and Production Costs," beginning on page XIII, which are available on FCX's website, "fcx.com."

Mining Exploration Activities.     FCX's mining exploration activities are generally associated with its existing mines, focusing on opportunities to expand reserves and resources to support development of additional future production capacity. Exploration results continue to indicate opportunities for significant future potential reserve additions in North America and South America. Exploration spending continues to be constrained by market conditions and is expected to approximate $70 million for the year 2017, compared to $44 million in 2016.

CASH FLOWS, CASH and DEBT
Operating Cash Flows. FCX generated operating cash flows of $1.0 billion (including $144 million in working capital sources and changes in tax payments) in second-quarter 2017 and $1.8 billion (including $322 million in working capital sources and changes in tax payments) for the first six months of 2017.
Based on current sales volume and cost estimates, and assuming average prices of $2.65 per pound of copper, $1,250 per ounce of gold and $7.50 per pound of molybdenum for the second half of 2017, FCX's consolidated operating cash flows are estimated to approximate $3.8 billion for the year 2017 (including $0.6 billion in working capital sources and tax payments). The impact of price changes during the second half of 2017 on operating cash flows would approximate $180 million for each $0.10 per pound change in the average price of

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copper, $40 million for each $50 per ounce change in the average price of gold and $40 million for each $2 per pound change in the average price of molybdenum. Refer to page 6 for discussion of Indonesian Regulatory Matters, which may have a significant impact on future results.
Capital Expenditures. Capital expenditures totaled $362 million for second-quarter 2017 (including approximately $210 million for major mining projects) and $706 million for the first six months of 2017 (including approximately $420 million for major mining projects). Capital expenditures are expected to approximate $1.6 billion for the year 2017, including $0.9 billion for major mining projects, primarily for underground development activities at Grasberg.
As a result of regulatory uncertainty, PT-FI has slowed investments in its underground development projects. If PT-FI is unable to reach an agreement with the Indonesian government on its long-term mining rights, FCX intends to reduce or defer investments significantly in underground development projects and pursue arbitration under its COW.
Cash. Following is a summary of the U.S. and international components of consolidated cash and cash equivalents available to the parent company, net of noncontrolling interests' share, taxes and other costs at June 30, 2017 (in billions):

Cash at domestic companies	$3.8
Cash at international operations	0.9
Total consolidated cash and cash equivalents	4.7
Noncontrolling interests' share	(0.2)
Cash, net of noncontrolling interests' share	4.5
Withholding taxes and other	(0.1)
Net cash available	$4.4

Debt. Following is a summary of total debt and the related weighted-average interest rates at June 30, 2017 (in billions, except percentages):

		Weighted-
		Average
		Interest Rate
Senior Notes	$13.9	4.4%
Cerro Verde credit facility	1.5	3.1%
Total debt	$15.4	4.3%

In June 2017, the Cerro Verde credit facility was amended to increase the commitment by $225 million to $1.5 billion, modify the amortization schedule and to extend the maturity date to June 2022. All other terms, including interest rates, remain the same.
At June 30, 2017, FCX had no borrowings, $37 million in letters of credit issued and $3.5 billion available under its revolving credit facility.

FINANCIAL POLICY
In December 2015, FCX's common stock dividend was suspended. The declaration of dividends is at the discretion of the Board of Directors (Board) and will depend upon FCX’s financial results, cash requirements, future prospects and other factors deemed relevant by the Board.

Freeport-McMoRan	10

WEBCAST INFORMATION
A conference call with securities analysts to discuss FCX's second-quarter 2017 results is scheduled for today at 10:00 a.m. Eastern Time. The conference call will be broadcast on the Internet along with slides. Interested parties may listen to the conference call live and view the slides by accessing “fcx.com.” A replay of the webcast will be available through Friday, August 25, 2017.
-----------------------------------------------------------------------------------------------------------
FCX is a leading international mining company with headquarters in Phoenix, Arizona. FCX operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold and molybdenum. FCX is the world's largest publicly traded copper producer. FCX’s portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world's largest copper and gold deposits; and significant mining operations in the Americas, including the large-scale Morenci minerals district in North America and the Cerro Verde operation in South America. Additional information about FCX is available on FCX's website at "fcx.com."
Cautionary Statement and Regulation G Disclosure: This press release contains forward-looking statements in which FCX discusses its potential future performance. Forward-looking statements are all statements other than statements of historical facts, such as projections or expectations relating to ore grades and milling rates, production and sales volumes, unit net cash costs, operating cash flows, capital expenditures, exploration efforts and results, development and production activities and costs, liquidity, tax rates, the impact of copper, gold and molybdenum price changes, the impact of deferred intercompany profits on earnings, reserve estimates, future dividend payments, and share purchases and sales. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” "targets," “intends,” “likely,” “will,” “should,” “to be,” ”potential" and any similar expressions are intended to identify those assertions as forward-looking statements.
FCX cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause FCX's actual results to differ materially from those anticipated in the forward-looking statements include supply of and demand for, and prices of, copper, gold and molybdenum; mine sequencing; production rates; potential effects of cost and capital expenditure reductions and production curtailments on financial results and cash flow; potential inventory adjustments; potential impairment of long-lived mining assets; the outcome of negotiations with the Indonesian government regarding PT-FI's COW; the potential effects of violence in Indonesia generally and in the province of Papua; industry risks; regulatory changes (including adoption of financial assurance regulations as proposed by the U.S. Environmental Protection Agency under CERCLA for the hard rock mining industry); political risks; labor relations; weather- and climate-related risks; environmental risks; litigation results (including the final disposition of the unfavorable Indonesian Tax Court ruling relating to surface water taxes); and other factors described in more detail under the heading “Risk Factors” in FCX's Annual Report on Form 10-K for the year ended December 31, 2016, filed with the U.S. Securities and Exchange Commission (SEC) as updated by FCX's subsequent filings with the SEC. With respect to FCX's operations in Indonesia, such factors include whether PT-FI will be able to resolve complex regulatory matters in Indonesia.
Investors are cautioned that many of the assumptions upon which FCX's forward-looking statements are based are likely to change after the forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and costs, some aspects of which FCX may not be able to control. Further, FCX may make changes to its business plans that could affect its results. FCX cautions investors that it does not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes, and FCX undertakes no obligation to update any forward-looking statements.
This press release also contains certain financial measures such as unit net cash costs per pound of copper and molybdenum, which are not recognized under U.S. generally accepted accounting principles. As required by SEC Regulation G, reconciliations of these measures to amounts reported in FCX's consolidated financial statements are in the supplemental schedules of this press release, which are also available on FCX's website, "fcx.com."

Freeport-McMoRan	11

FREEPORT-McMoRan INC.
SELECTED OPERATING DATA

	Three Months Ended June 30,
MINING OPERATIONS:	Production		Sales
COPPER (millions of recoverable pounds)	2017	2016	2017		2016
(FCX's net interest in %)
North America
Morenci (72%)[a]	187	224	196		221
Bagdad (100%)	43	44	43		45
Safford (100%)	37	53	42		52
Sierrita (100%)	40	41	42		40
Miami (100%)	5	6	5		7
Chino (100%)	58	80	63		78
Tyrone (100%)	14	19	17		19
Other (100%)	—	2	—		2
Total North America	384	469	408		464

South America
Cerro Verde (53.56%)	260	278	244		270
El Abra (51%)	40	56	43		57
Total South America	300	334	287		327

Indonesia
Grasberg (90.64%)[b]	199	208	247		196
Consolidated - continuing operations	883	1,011	942	[c]	987	[c]
Discontinued operations - Tenke Fungurume (Tenke) (56%)[d]	—	122	—		124
Total	883	1,133	942		1,111
Less noncontrolling interests	159	229	158		226
Net	724	904	784		885

Average realized price per pound (continuing operations)			$2.65		$2.19

GOLD (thousands of recoverable ounces)
(FCX's net interest in %)
North America (100%)	5	8	5		5
Indonesia (90.64%)[b]	348	158	427		151
Consolidated	353	166	432		156
Less noncontrolling interests	32	14	40		14
Net	321	152	392		142

Average realized price per ounce			$1,243		$1,292

MOLYBDENUM (millions of recoverable pounds)
(FCX's net interest in %)
Henderson (100%)	3	3	N/A		N/A
Climax (100%)	5	4	N/A		N/A
North America copper mines (100%)[a]	8	8	N/A		N/A
Cerro Verde (53.56%)	7	4	N/A		N/A
Consolidated	23	19	25		19
Less noncontrolling interests	3	2	3		2
Net	20	17	22		17

Average realized price per pound			$9.58		$8.34

U.S. OIL AND GAS OPERATIONS:	Sales Volumes		Sales per Day
Oil (thousand barrels, or MBbls)	468	8,654	5		95
Natural gas (million cubic feet or MMcf)	4,281	18,795	47		207
Natural gas liquids (NGLs) (MBbls)	62	596	1		6
Thousand barrels of oil equivalents (MBOE)	1,244	12,382	14		136

a. Amounts are net of Morenci's undivided joint venture partners' interest; effective May 31, 2016, FCX's undivided interest in Morenci was prospectively reduced from 85 percent to 72 percent.

b. Amounts are net of Grasberg's joint venture partner's interest, which varies in accordance with the terms of the joint venture agreement.

c. Consolidated sales volumes exclude purchased copper of 62 million pounds in second-quarter 2017 and 43 million pounds in second-quarter 2016.

d. On November 16, 2016, FCX completed the sale of its interest in the Tenke mine.

I

FREEPORT-McMoRan INC.
SELECTED OPERATING DATA (continued)

	Six Months Ended June 30,
MINING OPERATIONS:	Production		Sales
Copper (millions of recoverable pounds)	2017	2016	2017		2016
(FCX's net interest in %)
North America
Morenci (72%)[a]	368	456	368		459
Bagdad (100%)	83	92	81		95
Safford (100%)	79	109	85		111
Sierrita (100%)	81	82	80		83
Miami (100%)	10	14	10		16
Chino (100%)	120	161	123		161
Tyrone (100%)	34	39	35		39
Other (100%)	1	3	1		3
Total North America	776	956	783		967

South America
Cerro Verde (53.56%)	522	550	512		526
El Abra (51%)	82	119	84		124
Total South America	604	669	596		650

Indonesia
Grasberg (90.64%)[b]	354	373	372		370
Consolidated - continuing operations	1,734	1,998	1,751	[c]	1,987	[c]
Discontinued operations - Tenke (56%)[d]	—	232	—		247
Total	1,734	2,230	1,751		2,234
Less noncontrolling interests	316	450	314		448
Net	1,418	1,780	1,437		1,786

Average realized price per pound (continuing operations)			$2.65		$2.17

Gold (thousands of recoverable ounces)
(FCX's net interest in %)
North America (100%)	12	14	10		11
Indonesia (90.64%)[b]	580	336	604		346
Consolidated	592	350	614		357
Less noncontrolling interests	54	31	57		32
Net	538	319	557		325

Average realized price per ounce			$1,242		$1,259

Molybdenum (millions of recoverable pounds)
(FCX's net interest in %)
Henderson (100%)	6	5	N/A		N/A
Climax (100%)	10	9	N/A		N/A
North America (100%)[a]	17	16	N/A		N/A
Cerro Verde (53.56%)	13	9	N/A		N/A
Consolidated	46	39	49		36
Less noncontrolling interests	6	4	6		3
Net	40	35	43		33

Average realized price per pound			$9.16		$7.99

U.S. OIL AND GAS OPERATIONS:	Sales Volumes		Sales per Day
Oil (MBbls)	949	16,952	5		93
Natural gas (MMcf)	10,280	38,434	57		211
NGLs (MBbls)	151	1,170	1		6
MBOE	2,814	24,528	15		135

a. Amounts are net of Morenci's undivided joint venture partners' interest; effective May 31, 2016, FCX's undivided interest in Morenci was prospectively reduced from 85 percent to 72 percent.

b. Amounts are net of Grasberg's joint venture partner's interest, which varies in accordance with the terms of the joint venture agreement.

c. Consolidated sales volumes exclude purchased copper of 120 million pounds for the first six months of 2017 and 70 million pounds for the first six months of 2016.

d. On November 16, 2016, FCX completed the sale of its interest in the Tenke mine.

II

FREEPORT-McMoRan INC.
SELECTED OPERATING DATA (continued)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
100% North America Copper Mines
Solution Extraction/Electrowinning (SX/EW) Operations
Leach ore placed in stockpiles (metric tons per day)	688,000	780,700	694,300	807,100
Average copper ore grade (percent)	0.29	0.33	0.28	0.32
Copper production (millions of recoverable pounds)	282	303	559	605

Mill Operations
Ore milled (metric tons per day)	299,100	300,400	301,400	299,500
Average ore grades (percent):
Copper	0.39	0.48	0.40	0.49
Molybdenum	0.03	0.03	0.03	0.03
Copper recovery rate (percent)	86.7	86.6	86.6	85.6
Production (millions of recoverable pounds):
Copper	174	219	360	445
Molybdenum	8	8	17	16

100% South America Mining
SX/EW Operations
Leach ore placed in stockpiles (metric tons per day)	152,400	170,400	139,200	155,500
Average copper ore grade (percent)	0.36	0.39	0.39	0.40
Copper production (millions of recoverable pounds)	59	82	125	172

Mill Operations
Ore milled (metric tons per day)	347,600	352,000	343,300	345,700
Average ore grades (percent):
Copper	0.44	0.42	0.44	0.43
Molybdenum	0.02	0.02	0.02	0.02
Copper recovery rate (percent)	83.0	88.0	83.8	87.1
Production (millions of recoverable pounds):
Copper	241	252	479	497
Molybdenum	7	4	13	9

100% Indonesia Mining
Ore milled (metric tons per day):[a]
Grasberg open pit	88,600	110,200	71,200	108,000
Deep Ore Zone underground mine	27,300	36,700	26,800	40,500
Deep Mill Level Zone (DMLZ) underground mine[b]	3,800	4,900	3,500	4,500
Grasberg Block Cave underground mine[b]	3,800	2,600	3,200	2,400
Big Gossan underground mine[b]	—	1,000	800	600
Total	123,500	155,400	105,500	156,000
Average ore grades:
Copper (percent)	1.03	0.84	1.08	0.77
Gold (grams per metric ton)	1.16	0.48	1.17	0.50
Recovery rates (percent):
Copper	91.8	90.4	92.0	89.9
Gold	85.3	80.0	85.1	80.3
Production (recoverable):
Copper (millions of pounds)	221	226	393	409
Gold (thousands of ounces)	347	174	588	364

100% Molybdenum Mines
Ore milled (metric tons per day)	22,000	18,600	21,800	18,500
Average molybdenum ore grade (percent)	0.20	0.19	0.21	0.21
Molybdenum production (millions of recoverable pounds)	8	7	16	14

a. Amounts represent the approximate average daily throughput processed at PT Freeport Indonesia's (PT-FI) mill facilities from each producing mine and from development activities that result in metal production.

b. Targeted production rates once the DMLZ underground mine reaches full capacity are expected to approximate 80,000 metric tons of ore per day in 2021; production from the Grasberg Block Cave underground mine is expected to commence in early 2019, and production from the Big Gossan underground mine is on care-and-maintenance.

III

FREEPORT-McMoRan INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2017		2016	2017		2016
	(In Millions, Except Per Share Amounts)
Revenues[a]	$3,711		$3,334	$7,052		$6,576
Cost of sales:
Production and delivery[b]	2,495	[c]	2,956	4,695	[c]	5,455
Depreciation, depletion and amortization	450		632	839		1,294
Impairment of oil and gas properties	—		291	—		4,078
Total cost of sales	2,945		3,879	5,534		10,827
Selling, general and administrative expenses[d]	107	[c]	160	260	[c]	298
Mining exploration and research expenses	19		15	34		33
Environmental obligations and shutdown costs	(19)		11	8		21
Net gain on sales of assets[e]	(10)		(749)	(33)		(749)
Total costs and expenses	3,042		3,316	5,803		10,430
Operating income (loss)	669		18	1,249		(3,854)
Interest expense, net[f]	(162)		(196)	(329)		(387)
Net (loss) gain on exchanges and early extinguishment of debt	(4)		39	(3)		36
Other income, net	10		25	34		64
Income (loss) from continuing operations before income taxes and equity in affiliated companies' net (losses) earnings	513		(114)	951		(4,141)
Provision for income taxes[g]	(186)		(116)	(360)		(193)
Equity in affiliated companies' net (losses) earnings	(1)		1	3		8
Net income (loss) from continuing operations	326		(229)	594		(4,326)
Net income (loss) from discontinued operations[h]	9		(181)	47		(185)
Net income (loss)	335		(410)	641		(4,511)
Net income attributable to noncontrolling interests:
Continuing operations	(66)		(47)	(141)		(109)
Discontinued operations	(1)		(12)	(4)		(22)
Preferred dividends attributable to redeemable noncontrolling interest	—		(10)	—		(21)
Net income (loss) attributable to FCX common stock[i]	$268		$(479)	$496		$(4,663)

Basic and diluted net income (loss) per share attributable to common stock:
Continuing operations	$0.18		$(0.23)	$0.31		$(3.54)
Discontinued operations	—		(0.15)	0.03		(0.16)
	$0.18		$(0.38)	$0.34		$(3.70)

Weighted-average common shares outstanding:
Basic	1,447		1,269	1,447		1,260
Diluted	1,453		1,269	1,453		1,260

a.	Includes adjustments to provisionally priced concentrate and cathode copper sales recognized in prior periods, which are summarized in the supplemental schedule, "Derivative Instruments," on page X.

b.
Includes oil and gas net (credits) charges primarily associated with drillship settlements, inventory adjustments and asset impairment, which are summarized in the supplemental schedule, “Adjusted Net Income (Loss),” beginning on page VII.

c.	Includes net charges at mining operations primarily for workforce reductions at PT-FI, which are summarized in the supplemental schedule, "Adjusted Net Income (Loss)," beginning on page VII.

d.	Includes oil and gas net (credits) charges for contract termination and restructuring, which are summarized in the supplemental schedule, "Adjusted Net Income (Loss)," beginning on page VII.

e.	Refer to the supplemental schedule, "Adjusted Net Income (Loss)," beginning on page VII, for a summary of net gain on sales of assets.

f.
Consolidated interest expense, excluding capitalized interest, totaled $192 million in second-quarter 2017, $218 million in second-quarter 2016, $387 million for the first six months of 2017 and $436 million for the first six months of 2016.

g.	Refer to the supplemental schedule, "Income Taxes," on page IX for a summary of FCX's provision for income taxes.

h.	Refer to the supplemental schedule, “Adjusted Net Income (Loss),” beginning on page VII for a summary of gains (losses) on discontinued operations.

i.
FCX defers recognizing profits on intercompany sales until final sales to third parties occur. Refer to the supplemental schedule, "Deferred Profits," on page X for a summary of net impacts from changes in these deferrals.

IV

FREEPORT-McMoRan INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)

	June 30,	December 31,
	2017	2016
	(In Millions)
ASSETS
Current assets:
Cash and cash equivalents	$4,667	$4,245
Trade accounts receivable	802	1,126
Income and other tax receivables	632	879
Inventories:
Mill and leach stockpiles	1,359	1,338
Materials and supplies, net	1,264	1,306
Product	1,019	998
Other current assets	211	199
Held for sale	463	344
Total current assets	10,417	10,435
Property, plant, equipment and mine development costs, net	23,067	23,219
Oil and gas properties, subject to amortization, less accumulated amortization and impairments	48	74
Long-term mill and leach stockpiles	1,554	1,633
Other assets	1,957	1,956
Total assets	$37,043	$37,317

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$1,880	$2,393
Current portion of debt	2,216	1,232
Current portion of environmental and asset retirement obligations	379	369
Accrued income taxes	196	66
Held for sale	273	205
Total current liabilities	4,944	4,265
Long-term debt, less current portion	13,138	14,795
Deferred income taxes	3,870	3,768
Environmental and asset retirement obligations, less current portion	3,512	3,487
Other liabilities	1,586	1,745
Total liabilities	27,050	28,060

Equity:
Stockholders' equity:
Common stock	158	157
Capital in excess of par value	26,734	26,690
Accumulated deficit	(16,043)	(16,540)
Accumulated other comprehensive loss	(456)	(548)
Common stock held in treasury	(3,720)	(3,708)
Total stockholders' equity	6,673	6,051
Noncontrolling interests	3,320	3,206
Total equity	9,993	9,257
Total liabilities and equity	$37,043	$37,317

V

FREEPORT-McMoRan INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended June 30,
	2017	2016
	(In Millions)
Cash flow from operating activities:
Net income (loss)	$641	$(4,511)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	839	1,374
Impairment of oil and gas properties	—	4,078
Non-cash drillship settlements/idle rig costs and other oil and gas adjustments	(33)	694
Net gain on sales of assets	(33)	(749)
Stock-based compensation	44	42
Net charges for environmental and asset retirement obligations, including accretion	87	107
Payments for environmental and asset retirement obligations	(59)	(116)
Net loss (gain) on exchanges and early extinguishment of debt	3	(36)
Deferred income taxes	55	169
(Gain) loss on disposal of discontinued operations	(38)	177
Decrease (increase) in long-term mill and leach stockpiles	80	(99)
Oil and gas contract settlement payments	(70)	—
Other, net	(9)	18
Changes in working capital and tax payments, excluding amounts from dispositions:
Accounts receivable	589	259
Inventories	(101)	190
Other current assets	(2)	(53)
Accounts payable and accrued liabilities	(267)	44
Accrued income taxes and changes in other tax payments	103	26
Net cash provided by operating activities	1,829	1,614

Cash flow from investing activities:
Capital expenditures:
North America copper mines	(67)	(76)
South America	(45)	(293)
Indonesia	(457)	(453)
Molybdenum mines	(2)	(1)
Other, including oil and gas operations	(135)	(992)
Net proceeds from the sale of additional interest in Morenci	—	996
Net proceeds from sales of other assets	4	290
Other, net	(8)	(6)
Net cash used in investing activities	(710)	(535)

Cash flow from financing activities:
Proceeds from debt	598	2,811
Repayments of debt	(1,242)	(3,649)
Net proceeds from sale of common stock	—	32
Cash dividends paid:
Common stock	(2)	(5)
Noncontrolling interests	(39)	(39)
Stock-based awards net payments	(8)	(5)
Debt financing costs and other, net	(11)	(18)
Net cash used in financing activities	(704)	(873)

Net increase in cash and cash equivalents	415	206
Decrease (increase) in cash and cash equivalents in assets held for sale	7	(53)
Cash and cash equivalents at beginning of year	4,245	177
Cash and cash equivalents at end of period	$4,667	$330

VI

FREEPORT-McMoRan INC.
ADJUSTED NET INCOME (LOSS)

Adjusted net income (loss) is intended to provide investors and others with information about FCX's recurring operating performance. This information differs from net income (loss) attributable to common stock determined in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. FCX's adjusted net income (loss) follows, which may not be comparable to similarly titled measures reported by other companies (in millions, except per share amounts).

	Three Months Ended June 30,
	2017				2016
	Pre-tax		After-tax	Per Share	Pre-tax	After-tax	Per Share
Net income (loss) attributable to common stock	N/A		$268	$0.18	N/A	$(479)	$(0.38)

Mining charges:
PT-FI net charges for workforce reductions	$(87)	[a]	$(46)	$(0.03)	$—	$—	$—
Inventory adjustments and asset impairment	(9)		(9)	(0.01)	(2)	(2)	—
Oil and gas charges:
Drillship settlement/idle rig credits (costs)	6	[b]	6	—	(639)	(639)	(0.50)
Inventory adjustments and asset impairment	—		—	—	(53)	(53)	(0.04)
Other contract termination credits	4		4	—	—	—	—
Restructuring charges	(4)		(4)	—	(37)	(37)	(0.03)
Impairment of oil and gas properties	—		—	—	(291)	(291)	(0.23)
Net adjustments to environmental obligations and related litigation reserves	30		30	0.02	—	—	—
Net gain on sales of assets[c]	10		10	0.01	749	744	0.59
Net (loss) gain on exchanges and early extinguishment of debt	(4)		(4)	—	39	39	0.03
Net tax credits (charges)[d]	N/A		32	0.02	N/A	(36)	(0.03)
Gain (loss) on discontinued operations[e]	10		8	—	(177)	(177)	(0.14)
	$(44)		$27	$0.01	$(411)	$(452)	$(0.36)	[f]

Adjusted net income (loss) attributable to common stock	N/A		$241	$0.17	N/A	$(27)	$(0.02)

a.	Includes $82 million in production and delivery costs and $5 million in selling, general and administrative expenses.

b.
Reflects adjustments to the fair value of the contingent payments related to the 2016 drillship settlements. The 12-month contingency period associated with the drillship settlements ended June 30, 2017, and no additional amounts were paid.

c.
Net gains in second-quarter 2017 primarily reflect an adjustment of $13 million to assets held for sale, partly offset by a net charge of $2 million to adjust the estimated fair value of the potential $150 million in contingent consideration related to the December 2016 onshore California sale, which totaled $21 million at June 30, 2017, and in accordance with accounting guidelines, will continue to be adjusted through December 31, 2020. Second-quarter 2016 reflects gains associated with the sales of a 13 percent undivided interest in the Morenci unincorporated joint venture and an interest in the Timok exploration project in Serbia.

d.	Refer to “Income Taxes,” on page IX, for further discussion of net tax charges.

e.
The second-quarter 2017 gain primarily reflects an adjustment to the estimated fair value of the potential $120 million in contingent consideration related to the November 2016 sale of FCX’s interest in TFHL, which totaled $55 million at June 30, 2017, and in accordance with accounting guidelines, will continue to be adjusted through December 31, 2019. Second-quarter 2016 reflects the estimated loss on the sale of FCX’s interest in TFHL.

f.	Per share amount does not foot down because of rounding.

VII

FREEPORT-McMoRan INC.
ADJUSTED NET INCOME (LOSS) (continued)

	Six Months Ended June 30,
	2017					2016
	Pre-tax		After-tax	Per Share		Pre-tax	After-tax	Per Share
Net income (loss) attributable to common stock	N/A		$496	$0.34		N/A	$(4,663)	$(3.70)

Mining charges:
PT-FI net charges for workforce reductions	$(108)	[a]	$(57)	$(0.04)		$—	$—	$—
Inventory adjustments and asset impairment	(28)		(28)	(0.02)		(7)	(7)	(0.01)
Oil and gas charges:
Drillship settlements/idle rig credits (costs)	26	[b]	26	0.02		(804)	(804)	(0.64)
Inventory adjustments and asset impairment	—		—	—		(88)	(88)	(0.07)
Other contract termination charges	(17)		(17)	(0.01)		—	—	—
Restructuring charges	(5)		(5)	—		(39)	(39)	(0.03)
Impairment of oil and gas properties	—		—	—		(4,078)	(4,078)	(3.24)
Net adjustments to environmental obligations and related litigation reserves	11		11	0.01		—	—	—
Net gain on sales of assets[c]	33		33	0.02		749	744	0.59
Net (loss) gain on exchanges and early extinguishment of debt	(3)		(3)	—		36	36	0.03
Net tax credits (charges)[d]	N/A		31	0.02		N/A	(36)	(0.03)
Gain (loss) on discontinued operations[e]	51		43	0.03		(177)	(177)	(0.14)
	$(40)		$34	$0.02	[f]	$(4,408)	$(4,449)	$(3.53)	[f]

Adjusted net income (loss) attributable to common stock	N/A		$462	$0.32		N/A	$(214)	$(0.17)

a.	Includes $103 million in production and delivery costs and $5 million in selling, general and administrative expenses.

b.
Reflects adjustments to the fair value of the contingent payments related to the 2016 drillship settlements. The 12-month contingency period associated with the drillship settlements ended June 30, 2017, and no additional amounts were paid.

c.
Net gains for the first six months of 2017 primarily reflect adjustments of $32 million associated with oil and gas transactions and an adjustment of $13 million to assets held for sale, partly offset by a net charge of $12 million to adjust the estimated fair value of the potential $150 million in contingent consideration related to the December 2016 onshore California sale, which totaled $21 million at June 30, 2017, and in accordance with accounting guidelines, will continue to be adjusted through December 31, 2020. The first six months of 2016 reflects gains associated with the sales of a 13 percent undivided interest in the Morenci unincorporated joint venture and an interest in the Timok exploration project in Serbia.

d.	Refer to “Income Taxes,” on page IX, for further discussion of net tax charges.

e.
The gain for the first six months of 2017 primarily reflects an adjustment to the estimated fair value of the potential $120 million in contingent consideration related to the November 2016 sale of FCX’s interest in TFHL, which totaled $55 million at June 30, 2017, and in accordance with accounting guidelines, will continue to be adjusted through December 31, 2019. The first six months of 2016 reflects the estimated loss on the sale of FCX’s interest in TFHL.

f.	Per share amount does not foot down because of rounding.

VIII

FREEPORT-McMoRan INC.
INCOME TAXES
Following is a summary of the approximate amounts used in the calculation of FCX's consolidated income tax provision for the second quarters and first six months of 2017 and 2016 (in millions, except percentages):

	Three Months Ended June 30,
	2017				2016
			Income Tax				Income Tax
		Effective	(Provision)		Income	Effective	(Provision)
	Income[a]	Tax Rate	Benefit		(Loss)[a]	Tax Rate	Benefit
U.S.	$51	(61)%	$31	[b]	$(81)	(68)%	$(55)	[b]
South America	126	46%	(58)		106	41%	(43)
Indonesia	335	40%	(135)		73	25%	(18)
Impairment of oil and gas properties	—	N/A	—		(291)	37%	108
Valuation allowance, net	—	N/A	—		—	N/A	(108)	[c]
Eliminations and other	1	N/A	(23)		79	N/A	(22)
Rate adjustment[d]	—	N/A	(1)		—	N/A	22
Continuing operations	$513	36%	$(186)		$(114)	(102)%	$(116)

	Six Months Ended June 30,
	2017					2016
				Income Tax				Income Tax
		Effective		(Provision)		Income	Effective	(Provision)
	Income[a]	Tax Rate		Benefit		(Loss)[a]	Tax Rate	Benefit
U.S.	$61	(39)%		$24	[b]	$(535)	(7)%	$(39)	[b]
South America	386	41%		(159)		219	38%	(82)
Indonesia	487	41%		(202)		164	33%	(54)
Impairment of oil and gas properties	—	N/A		—		(4,078)	38%	1,543
Valuation allowance, net	—	N/A		—		—	N/A	(1,543)	[c]
Eliminations and other	17	N/A		(24)		89	N/A	(25)
Rate adjustment[d]	—	N/A		1		—	N/A	7
Continuing operations	$951	38%	[e]	$(360)		$(4,141)	(5)%	$(193)

a.	Represents income (loss) from continuing operations by geographic location before income taxes and equity in affiliated companies' net (losses) earnings.

b.
Includes net tax credits of $32 million for second-quarter 2017 and $31 million for the first six months of 2017 associated with anticipated recovery of alternative minimum tax credit carryforwards. The second quarter and first six months of 2016 includes net tax charges of $36 million associated with net operating loss carryback claims, partly offset by alternative minimum tax credits.

c.
As a result of the impairment to U.S. oil and gas properties, FCX recorded tax charges to establish valuation allowances against U.S. federal and state deferred tax assets that will not generate a future benefit.

d.	In accordance with applicable accounting rules, FCX adjusts its interim provision for income taxes equal to its consolidated tax rate.

e.
The consolidated effective income tax rate is a function of the combined effective tax rates for the jurisdictions in which FCX operates. Accordingly, variations in the relative proportions of jurisdictional income result in fluctuations to FCX's consolidated effective income tax rate. Assuming achievement of current sales volume and cost estimates and average prices of $2.65 per pound for copper, $1,250 per ounce for gold and $7.50 per pound for molybdenum for the second half of 2017, FCX estimates its consolidated effective tax rate for the year 2017 will approximate 43 percent and would decrease with higher prices.

IX

FREEPORT-McMoRan INC.
DERIVATIVE INSTRUMENTS
During the first six months of 2017, FCX's mined copper was sold 55 percent in concentrate, 20 percent as cathode and 25 percent as rod from North America operations. Under the long-established structure of sales agreements prevalent in the industry, copper contained in concentrates and cathodes is provisionally priced at the time of shipment. The provisional prices are finalized in a contractually specified future month (generally one to four months from the shipment date) primarily based on quoted monthly average spot copper prices on the London Metal Exchange (LME). Because a significant portion of FCX's copper concentrate and cathode sales in any quarterly period usually remain subject to final pricing, the quarter-end forward price is a major determinant of recorded revenues and the average recorded copper price for the period. LME spot copper prices averaged $2.57 per pound during second-quarter 2017, compared to FCX's average realized price of $2.65 per pound.
Following is a summary of the (unfavorable) favorable adjustments to prior periods' provisionally priced copper sales for the second quarters and first six months of 2017 and 2016 (in millions, except per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues	$(20)	$(28)	$81	$5
Net income attributable to common stock	$(8)	$(15)	$35	$2
Net income per share of common stock	$(0.01)	$(0.01)	$0.02	$—
At June 30, 2017, FCX had provisionally priced copper sales at its copper mining operations totaling 344 million pounds of copper (net of intercompany sales and noncontrolling interests) recorded at an average of $2.69 per pound, subject to final pricing over the next several months. FCX estimates that each $0.05 change in the price realized from the June 30, 2017, provisional price recorded would have an approximate $11 million effect on 2017 net income attributable to common stock. The LME spot copper price closed at $2.72 per pound on July 24, 2017.

DEFERRED PROFITS
FCX defers recognizing profits on sales from its mining operations to Atlantic Copper and on 25 percent of PT-FI's sales to PT Smelting (PT-FI's 25 percent-owned Indonesian smelting unit) until final sales to third parties occur. Changes in these deferrals attributable to variability in intercompany volumes resulted in net reductions to net income attributable to common stock totaling $51 million in second-quarter 2017, $13 million in second-quarter 2016, $24 million for the first six months of 2017 and $11 million for the first six months of 2016. FCX's net deferred profits on its inventories at Atlantic Copper and PT Smelting to be recognized in future periods' net income attributable to common stock totaled $68 million at June 30, 2017. Quarterly variations in ore grades, the timing of intercompany shipments and changes in product prices will result in variability in FCX's net deferred profits and quarterly earnings.

BUSINESS SEGMENTS
FCX has organized its mining operations into four primary divisions – North America copper mines, South America mining, Indonesia mining and Molybdenum mines, and operating segments that meet certain thresholds are reportable segments. Separately disclosed in the following tables are FCX's reportable segments, which include the Morenci, Cerro Verde and Grasberg copper mines, the Rod & Refining operations and Atlantic Copper Smelting & Refining.
FCX’s reportable segments previously included U.S. Oil & Gas operations. During 2016, FCX completed the sales of its Deepwater Gulf of Mexico, onshore California and Haynesville oil and gas properties, and in first-quarter 2017, completed the sale of its Madden property interests. The results of FCX's U.S. oil and gas operations have been included in Corporate, Other & Eliminations in the following tables.
Intersegment sales between FCX’s business segments are based on similar arms-length transactions with third parties at the time of the sale. Intersegment sales may not be reflective of the actual prices ultimately realized because of a variety of factors, including additional processing, the timing of sales to unaffiliated customers and transportation premiums.
FCX allocates certain operating costs, expenses and capital expenditures to its operating divisions and individual segments. However, not all costs and expenses applicable to an operation are allocated. U.S. federal and state income taxes are recorded and managed at the corporate level (included in Corporate, Other & Eliminations), whereas foreign income taxes are recorded and managed at the applicable country level. In addition, most mining exploration and research activities are managed on a consolidated basis, and those costs along with some selling, general and administrative costs are not allocated to the operating divisions or individual segments. Accordingly, the following segment information reflects management determinations that may not be indicative of what the actual financial performance of each operating division or segment would be if it was an independent entity.

X

FREEPORT-McMoRan INC.
BUSINESS SEGMENTS (continued)

(In millions)
											Atlantic	Corporate,
	North America Copper Mines			South America Mining							Copper	Other
		Other		Cerro	Other		Indonesia		Molybdenum	Rod &	Smelting	& Elimi-		FCX
	Morenci	Mines	Total	Verde	Mines	Total	Mining		Mines	Refining	& Refining	nations[a]		Total
Three Months Ended June 30, 2017
Revenues:
Unaffiliated customers	$45	$32	$77	$567	$111	$678	$1,065	[b]	$—	$1,046	$400	$445	[c]	$3,711
Intersegment	478	593	1,071	57	—	57	—		71	6	—	(1,205)		—
Production and delivery	268	457	725	376	87	463	554	[d]	59	1,048	400	(754)	[e]	2,495
Depreciation, depletion and amortization	49	69	118	104	21	125	153		19	3	7	25		450
Selling, general and administrative expenses	1	—	1	3	—	3	30	[d]	—	—	4	69		107
Mining exploration and research expenses	—	1	1	—	—	—	—		—	—	—	18		19
Environmental obligations and shutdown costs	—	—	—	—	—	—	—		—	—	—	(19)		(19)
Net gain on sales of assets	—	—	—	—	—	—	—		—	—	—	(10)		(10)
Operating income (loss)	205	98	303	141	3	144	328		(7)	1	(11)	(89)		669

Interest expense, net	—	1	1	15	—	15	—		—	—	4	142		162
Provision for (benefit from) income taxes	—	—	—	56	2	58	135		—	—	3	(10)		186
Total assets at June 30, 2017	2,830	4,314	7,144	8,828	1,479	10,307	11,154		1,900	253	739	5,546	[f]	37,043
Capital expenditures	29	10	39	29	1	30	213		1	1	17	61	[g]	362

Three Months Ended June 30, 2016
Revenues:
Unaffiliated customers	$79	$43	$122	$494	$123	$617	$532	[b]	$—	$919	$493	$651	[c]	$3,334
Intersegment	404	534	938	60	—	60	(1)	[h]	45	7	2	(1,051)		—
Production and delivery	298	428	726	303	103	406	356		50	919	466	33	[e]	2,956
Depreciation, depletion and amortization	57	77	134	109	27	136	93		17	3	7	242		632
Impairment of oil and gas properties	—	—	—	—	—	—	—		—	—	—	291		291
Selling, general and administrative expenses	1	1	2	2	—	2	22		—	—	4	130	[i]	160
Mining exploration and research expenses	—	—	—	—	—	—	—		—	—	—	15		15
Environmental obligations and shutdown costs	—	—	—	—	—	—	—		—	—	—	11		11
Net gain on sale of assets	(577)	—	(577)	—	—	—	—		—	—	—	(172)		(749)
Operating income (loss)	704	71	775	140	(7)	133	60		(22)	4	18	(950)		18

Interest expense, net	—	1	1	20	—	20	—		—	—	4	171		196
Provision for (benefit from) income taxes	—	—	—	45	(2)	43	18		—	—	1	54		116
Total assets at June 30, 2016	2,960	4,676	7,636	9,330	1,609	10,939	9,499		1,969	217	607	10,429	[f]	41,296
Capital expenditures	37	5	42	135	1	136	231		—	—	5	419	[g]	833

a.	Includes U.S. oil and gas operations, which were previously a reportable segment.

b.	Includes PT-FI's sales to PT Smelting totaling $536 million in second-quarter 2017 and $287 million in second-quarter 2016.

c.	Includes revenues from FCX's molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and certain of the North America and South America copper mines.

d.	Includes net charges at PT-FI associated with workforce reductions totaling $82 million in production and delivery costs and $5 million in selling, general and administrative expenses.

e.
Includes net credits (charges) for oil and gas operations totaling $6 million in second-quarter 2017, primarily associated with adjustments to the fair value of contingent payments for the 2016 drillship settlements and $(692) million in second-quarter 2016 for drillship settlements, inventory adjustments and asset impairment.

f.
Includes assets held for sale totaling $463 million at June 30, 2017, primarily associated with Freeport Cobalt and the Kisanfu exploration project, and $5.1 billion at June 30, 2016, which also included the Tenke disposal group. Also includes assets associated with oil and gas operations totaling $316 million at June 30, 2017, and $3.9 billion at June 30, 2016.

g.
Includes $14 million in second-quarter 2017 and $392 million in second-quarter 2016 associated with oil and gas operations. Second-quarter 2016 also includes $20 million associated with discontinued operations.

h.	Reflects net reductions for provisional pricing adjustments to prior period open sales. There were no intersegment sales from Grasberg in second-quarter 2016.

i.	Includes other oil and gas net charges of $37 million in second-quarter 2016 for restructuring.

XI

FREEPORT-McMoRan INC.
BUSINESS SEGMENTS (continued)

(In millions)
												Atlantic	Corporate
	North America Copper Mines				South America Mining							Copper	Other
			Other		Cerro	Other		Indonesia		Molybdenum	Rod &	Smelting	& Elimi-		FCX
	Morenci		Mines	Total	Verde	Mines	Total	Mining		Mines	Refining	& Refining	nations[a]		Total
Six Months Ended June 30, 2017
Revenues:
Unaffiliated customers	$111		$82	$193	$1,207	$223	$1,430	$1,599	[b]	$—	$2,153	$858	$819	[c]	$7,052
Intersegment	894		1,156	2,050	173	—	173	—		134	14	—	(2,371)		—
Production and delivery	528	[d]	870	1,398	767	169	936	827	[e]	111	2,158	836	(1,571)	[f]	4,695
Depreciation, depletion and amortization	96		138	234	216	42	258	236		38	5	14	54		839
Selling, general and administrative expenses	1		1	2	5	—	5	60	[e]	—	—	9	184	[g]	260
Mining exploration and research expenses	—		2	2	—	—	—	—		—	—	—	32		34
Environmental obligations and shutdown costs	—		—	—	—	—	—	—		—	—	—	8		8
Net gain on sales of assets	—		—	—	—	—	—	—		—	—	—	(33)		(33)
Operating income (loss)	380		227	607	392	12	404	476		(15)	4	(1)	(226)		1,249

Interest expense, net	1		1	2	31	—	31	—		—	—	8	288		329
Provision for (benefit from) income taxes	—		—	—	154	5	159	202		—	—	3	(4)		360
Capital expenditures	52		15	67	43	2	45	457		2	2	25	108	[h]	706

Six Months Ended June 30, 2016
Revenues:
Unaffiliated customers	$241		$99	$340	$980	$267	$1,247	$1,030	[b]	$—	$1,890	$915	$1,154	[c]	$6,576
Intersegment	761		1,095	1,856	101	—	101	57		90	15	3	(2,122)		—
Production and delivery	638		876	1,514	594	222	816	750		102	1,889	859	(475)	[f]	5,455
Depreciation, depletion and amortization	119		159	278	210	58	268	174		36	5	15	518		1,294
Impairment of oil and gas properties	—		—	—	—	—	—	—		—	—	—	4,078		4,078
Selling, general and administrative expenses	1		2	3	4	—	4	36		—	—	8	247	[g]	298
Mining exploration and research expenses	—		1	1	—	—	—	—		—	—	—	32		33
Environmental obligations and shutdown costs	—		—	—	—	—	—	—		—	—	—	21		21
Net gain on sales of assets	(577)		—	(577)	—	—	—	—		—	—	—	(172)		(749)
Operating income (loss)	821		156	977	273	(13)	260	127		(48)	11	36	(5,217)		(3,854)

Interest expense, net	1		1	2	42	—	42	—		—	—	8	335		387
Provision for (benefit from) income taxes	—		—	—	90	(8)	82	54		—	—	1	56		193
Capital expenditures	65		11	76	291	2	293	453		1	1	7	984	[h]	1,815

a.	Includes U.S. oil and gas operations, which were previously a reportable segment.

b.	Includes PT-FI's sales to PT Smelting totaling $794 million for the first six months of 2017 and $564 million for the first six months of 2016.

c.	Includes revenues from FCX's molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and certain of the North America and South America copper mines.

d.	Includes asset impairment charges totaling $21 million.

e.	Includes net charges at PT-FI associated with workforce reductions totaling $103 million in production and delivery costs and $5 million in selling, general and administrative expenses.

f.
Includes net credits (charges) for oil and gas operations totaling $26 million for the first six months of 2017, primarily associated with adjustments to the fair value of the contingent payments for the 2016 drillship settlements and $(892) million for the first six months of 2016 for drillship settlement/idle rig costs, inventory adjustments and asset impairment.

g.	Includes other oil and gas charges of $17 million for the first six months of 2017 for other contract termination and $39 million for the first six months of 2016 for net restructuring charges.

h.
Includes $33 million for the first six months of 2017 and $915 million for the first six months of 2016 associated with oil and gas operations. The first six months of 2016 also includes $55 million associated with discontinued operations.

XII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS

Unit net cash costs per pound of copper and molybdenum are measures intended to provide investors with information about the cash-generating capacity of FCX's mining operations expressed on a basis relating to the primary metal product for the respective operations. FCX uses this measure for the same purpose and for monitoring operating performance by its mining operations. This information differs from measures of performance determined in accordance with U.S. GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. These measures are presented by other metals mining companies, although FCX's measures may not be comparable to similarly titled measures reported by other companies.

FCX presents gross profit per pound of copper in the following tables using both a “by-product” method and a “co-product” method. FCX uses the by-product method in its presentation of gross profit per pound of copper because (i) the majority of its revenues are copper revenues, (ii) it mines ore, which contains copper, gold, molybdenum and other metals, (iii) it is not possible to specifically assign all of FCX's costs to revenues from the copper, gold, molybdenum and other metals it produces and (iv) it is the method used by FCX's management and Board to monitor FCX's mining operations and to compare mining operations in certain industry publications. In the co-product method presentations, shared costs are allocated to the different products based on their relative revenue values, which will vary to the extent FCX's metals sales volumes and realized prices change.

FCX shows revenue adjustments for prior period open sales as a separate line item. Because these adjustments do not result from current period sales, these amounts have been reflected separately from revenues on current period sales. Noncash and other costs, which are removed from site production and delivery costs in the calculation of unit net cash costs, consist of items such as stock-based compensation costs, start-up costs, inventory adjustments, long-lived asset impairments, restructuring and/or unusual charges. As discussed above, gold, molybdenum and other metal revenues at copper mines are reflected as credits against site production and delivery costs in the by-product method. The following schedules are presentations under both the by-product and co-product methods together with reconciliations to amounts reported in FCX's consolidated financial statements.

XIII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2017
(In millions)	By-Product	Co-Product Method
	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$1,068	$1,068	$63	$23	$1,154
Site production and delivery, before net noncash
and other costs shown below	650	610	47	14	671
By-product credits	(65)	—	—	—	—
Treatment charges	40	38	—	2	40
Net cash costs	625	648	47	16	711
Depreciation, depletion and amortization (DD&A)	117	110	5	2	117
Noncash and other costs, net	19	18	1	—	19
Total costs	761	776	53	18	847
Revenue adjustments, primarily for pricing
on prior period open sales	(2)	(2)	—	—	(2)
Gross profit	$305	$290	$10	$5	$305

Copper sales (millions of recoverable pounds)	408	408
Molybdenum sales (millions of recoverable pounds)[a]			8

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$2.62	$2.62	$8.17
Site production and delivery, before net noncash
and other costs shown below	1.59	1.50	6.15
By-product credits	(0.16)	—	—
Treatment charges	0.10	0.09	—
Unit net cash costs	1.53	1.59	6.15
DD&A	0.29	0.27	0.66
Noncash and other costs, net	0.05	0.05	0.05
Total unit costs	1.87	1.91	6.86
Revenue adjustments, primarily for pricing
on prior period open sales	—	—	—
Gross profit per pound	$0.75	$0.71	$1.31

Reconciliation to Amounts Reported
(In millions)
		Production
	Revenues	and Delivery	DD&A
Totals presented above	$1,154	$671	$117
Treatment charges	(19)	21	—
Noncash and other costs, net	—	19	—
Revenue adjustments, primarily for pricing
on prior period open sales	(2)	—	—
Eliminations and other	15	14	1
North America copper mines	1,148	725	118
Other mining[c]	3,323	2,524	307
Corporate, other & eliminations	(760)	(754)	25
As reported in FCX's consolidated financial statements	$3,711	$2,495	$450

a.	Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.

b.	Includes gold and silver product revenues and production costs.

c.
Represents the combined total for FCX's other mining operations, including South America mining, Indonesia mining, Molybdenum mines, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page X.

XIV

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2016
(In millions)	By-Product	Co-Product Method
	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$1,010	$1,010	$50	$20	$1,080
Site production and delivery, before net noncash
and other costs shown below	647	617	39	11	667
By-product credits	(50)	—	—	—	—
Treatment charges	49	47	—	2	49
Net cash costs	646	664	39	13	716
DD&A	134	127	5	2	134
Noncash and other costs, net	22	21	1	—	22
Total costs	802	812	45	15	872
Revenue adjustments, primarily for pricing
on prior period open sales	(7)	(7)	—	—	(7)
Gross profit	$201	$191	$5	$5	$201

Copper sales (millions of recoverable pounds)	462	462
Molybdenum sales (millions of recoverable pounds)[a]			8

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$2.18	$2.18	$5.92
Site production and delivery, before net noncash
and other costs shown below	1.40	1.34	4.71
By-product credits	(0.11)	—	—
Treatment charges	0.11	0.10	—
Unit net cash costs	1.40	1.44	4.71
DD&A	0.29	0.27	0.57
Noncash and other costs, net	0.05	0.05	0.08
Total unit costs	1.74	1.76	5.36
Revenue adjustments, primarily for pricing
on prior period open sales	(0.01)	(0.01)	—
Gross profit per pound	$0.43	$0.41	$0.56

Reconciliation to Amounts Reported
(In millions)		Production
	Revenues	and Delivery	DD&A
Totals presented above	$1,080	$667	$134
Treatment charges	(24)	25	—
Noncash and other costs, net	—	22	—
Revenue adjustments, primarily for pricing
on prior period open sales	(7)	—	—
Eliminations and other	11	12	—
North America copper mines	1,060	726	134
Other mining[c]	2,674	2,197	256
Corporate, other & eliminations	(400)	33	242
As reported in FCX's consolidated financial statements	$3,334	$2,956	$632

a.	Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.

b.	Includes gold and silver product revenues and production costs.

c.
Represents the combined total for FCX's other mining operations, including South America mining, Indonesia mining, Molybdenum mines, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page X.

XV

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2017
(In millions)	By-Product		Co-Product Method
	Method		Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$2,072		$2,072	$122	$43	$2,237
Site production and delivery, before net noncash
and other costs shown below	1,218		1,146	91	24	1,261
By-product credits	(122)		—	—	—	—
Treatment charges	82		79	—	3	82
Net cash costs	1,178		1,225	91	27	1,343
DD&A	233		219	10	4	233
Noncash and other costs, net	53	[c]	52	1	—	53
Total costs	1,464		1,496	102	31	1,629
Revenue adjustments, primarily for pricing
on prior period open sales	4		4	—	—	4
Gross profit	$612		$580	$20	$12	$612

Copper sales (millions of recoverable pounds)	782		782
Molybdenum sales (millions of recoverable pounds)[a]				17

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$2.65		$2.65	$7.56
Site production and delivery, before net noncash
and other costs shown below	1.56		1.47	5.65
By-product credits	(0.15)		—	—
Treatment charges	0.10		0.10	—
Unit net cash costs	1.51		1.57	5.65
DD&A	0.30		0.28	0.59
Noncash and other costs, net	0.07	[c]	0.07	0.06
Total unit costs	1.88		1.92	6.30
Revenue adjustments, primarily for pricing
on prior period open sales	0.01		0.01	—
Gross profit per pound	$0.78		$0.74	$1.26

Reconciliation to Amounts Reported
(In millions)
			Production
	Revenues		and Delivery	DD&A
Totals presented above	$2,237		$1,261	$233
Treatment charges	(28)		54	—
Noncash and other costs, net	—		53	—
Revenue adjustments, primarily for pricing
on prior period open sales	4		—	—
Eliminations and other	30		30	1
North America copper mines	2,243		1,398	234
Other mining[d]	6,361		4,868	551
Corporate, other & eliminations	(1,552)		(1,571)	54
As reported in FCX's consolidated financial statements	$7,052		$4,695	$839

a.	Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.

b.	Includes gold and silver product revenues and production costs.

c.	Includes $21 million ($0.03 per pound of copper) for asset impairment charges at Morenci.

d.
Represents the combined total for FCX's other mining operations, including South America mining, Indonesia mining, Molybdenum mines, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page X.

XVI

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2016
(In millions)	By-Product	Co-Product Method
	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$2,092	$2,092	$90	$41	$2,223
Site production and delivery, before net noncash
and other costs shown below	1,349	1,295	72	21	1,388
By-product credits	(92)	—	—	—	—
Treatment charges	103	99	—	4	103
Net cash costs	1,360	1,394	72	25	1,491
DD&A	277	263	9	5	277
Noncash and other costs, net	48	48	—	—	48
Total costs	1,685	1,705	81	30	1,816
Revenue adjustments, primarily for pricing
on prior period open sales	(1)	(1)	—	—	(1)
Gross profit	$406	$386	$9	$11	$406

Copper sales (millions of recoverable pounds)	964	964
Molybdenum sales (millions of recoverable pounds)[a]			16

Gross profit per pound of copper/molybdenum:

Revenues, excluding adjustments	$2.17	$2.17	$5.61
Site production and delivery, before net noncash
and other costs shown below	1.40	1.34	4.51
By-product credits	(0.10)	—	—
Treatment charges	0.11	0.11	—
Unit net cash costs	1.41	1.45	4.51
DD&A	0.29	0.27	0.55
Noncash and other costs, net	0.05	0.05	0.02
Total unit costs	1.75	1.77	5.08
Revenue adjustments, primarily for pricing
on prior period open sales	—	—	—
Gross profit per pound	$0.42	$0.40	$0.53

Reconciliation to Amounts Reported
(In millions)		Production
	Revenues	and Delivery	DD&A
Totals presented above	$2,223	$1,388	$277
Treatment charges	(48)	55	—
Noncash and other costs, net	—	48	—
Revenue adjustments, primarily for pricing
on prior period open sales	(1)	—	—
Eliminations and other	22	23	1
North America copper mines	2,196	1,514	278
Other mining[c]	5,348	4,416	498
Corporate, other & eliminations	(968)	(475)	518
As reported in FCX's consolidated financial statements	$6,576	$5,455	$1,294

a.	Reflects sales of molybdenum produced by certain of the North America copper mines to FCX's molybdenum sales company at market-based pricing.

b.	Includes gold and silver product revenues and production costs.

c.
Represents the combined total for FCX's other mining operations, including South America mining, Indonesia mining, Molybdenum mines, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page X.

XVII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2017
(In millions)	By-Product	Co-Product Method
	Method	Copper	Other[a]	Total
Revenues, excluding adjustments	$766	$766	$47	$813
Site production and delivery, before net noncash
and other costs shown below	448	424	34	458
By-product credits	(37)	—	—	—
Treatment charges	63	63	—	63
Royalty on metals	2	2	—	2
Net cash costs	476	489	34	523
DD&A	125	118	7	125
Noncash and other costs, net	5	5	—	5
Total costs	606	612	41	653
Revenue adjustments, primarily for pricing
on prior period open sales	(14)	(14)	—	(14)
Gross profit	$146	$140	$6	$146

Copper sales (millions of recoverable pounds)	287	287

Gross profit per pound of copper:

Revenues, excluding adjustments	$2.67	$2.67
Site production and delivery, before net noncash
and other costs shown below	1.55	1.47
By-product credits	(0.13)	—
Treatment charges	0.22	0.22
Royalty on metals	0.01	0.01
Unit net cash costs	1.65	1.70
DD&A	0.44	0.41
Noncash and other costs, net	0.02	0.02
Total unit costs	2.11	2.13
Revenue adjustments, primarily for pricing
on prior period open sales	(0.05)	(0.05)
Gross profit per pound	$0.51	$0.49

Reconciliation to Amounts Reported
(In millions)
		Production
	Revenues	and Delivery	DD&A
Totals presented above	$813	$458	$125
Treatment charges	(63)	—	—
Royalty on metals	(2)	—	—
Noncash and other costs, net	—	5	—
Revenue adjustments, primarily for pricing
on prior period open sales	(14)	—	—
Eliminations and other	1	—	—
South America mining	735	463	125
Other mining[b]	3,736	2,786	300
Corporate, other & eliminations	(760)	(754)	25
As reported in FCX's consolidated financial statements	$3,711	$2,495	$450

a. Includes silver sales of 848 thousand ounces ($17.97 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.
b. Represents the combined total for FCX's other mining operations, including North America copper mines, Indonesia mining, Molybdenum mines, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page X.

XVIII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2016
(In millions)	By-Product	Co-Product Method
	Method	Copper	Other[a]	Total
Revenues, excluding adjustments	$715	$715	$51	$766
Site production and delivery, before net noncash
and other costs shown below	391	369	33	402
By-product credits	(40)	—	—	—
Treatment charges	76	76	—	76
Royalty on metals	2	2	—	2
Net cash costs	429	447	33	480
DD&A	136	127	9	136
Noncash and other costs, net	5	5	—	5
Total costs	570	579	42	621
Revenue adjustments, primarily for pricing
on prior period open sales	(11)	(11)	—	(11)
Gross profit	$134	$125	$9	$134

Copper sales (millions of recoverable pounds)	327	327

Gross profit per pound of copper:

Revenues, excluding adjustments	$2.19	$2.19
Site production and delivery, before net noncash
and other costs shown below	1.20	1.13
By-product credits	(0.12)	—
Treatment charges	0.23	0.23
Royalty on metals	—	—
Unit net cash costs	1.31	1.36
DD&A	0.41	0.39
Noncash and other costs, net	0.02	0.02
Total unit costs	1.74	1.77
Revenue adjustments, primarily for pricing
on prior period open sales	(0.04)	(0.04)
Gross profit per pound	$0.41	$0.38

Reconciliation to Amounts Reported
(In millions)		Production
	Revenues	and Delivery	DD&A
Totals presented above	$766	$402	$136
Treatment charges	(76)	—	—
Royalty on metals	(2)	—	—
Noncash and other costs, net	—	5	—
Revenue adjustments, primarily for pricing
on prior period open sales	(11)	—	—
Eliminations and other	—	(1)	—
South America mining	677	406	136
Other mining[b]	3,057	2,517	254
Corporate, other & eliminations	(400)	33	242
As reported in FCX's consolidated financial statements	$3,334	$2,956	$632

a. Includes silver sales of 911 thousand ounces ($17.50 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.
b. Represents the combined total for FCX's other mining operations, including North America copper mines, Indonesia mining, Molybdenum mines, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page X.

XIX

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2017
(In millions)		By-Product	Co-Product Method
		Method	Copper	Other[a]	Total
Revenues, excluding adjustments		$1,581	$1,581	$115	$1,696
Site production and delivery, before net noncash
and other costs shown below		905	850	77	927
By-product credits		(93)	—	—	—
Treatment charges		130	130	—	130
Royalty on metals		4	4	—	4
Net cash costs		946	984	77	1,061
DD&A		258	241	17	258
Noncash and other costs, net		10	10	—	10
Total costs		1,214	1,235	94	1,329
Revenue adjustments, primarily for pricing
on prior period open sales		41	41	—	41
Gross profit		$408	$387	$21	$408

Copper sales (millions of recoverable pounds)		596	596

Gross profit per pound of copper:

Revenues, excluding adjustments		$2.65	$2.65
Site production and delivery, before net noncash
and other costs shown below		1.52	1.42
By-product credits		(0.16)	—
Treatment charges		0.22	0.22
Royalty on metals		0.01	0.01
Unit net cash costs		1.59	1.65
DD&A		0.43	0.40
Noncash and other costs, net		0.02	0.02
Total unit costs		2.04	2.07
Revenue adjustments, primarily for pricing
on prior period open sales		0.07	0.07
Gross profit per pound		$0.68	$0.65

Reconciliation to Amounts Reported
(In millions)			Production
		Revenues	and Delivery	DD&A
Totals presented above		$1,696	$927	$258
Treatment charges		(130)	—	—
Royalty on metals		(4)	—	—
Noncash and other costs, net		—	10	—
Revenue adjustments, primarily for pricing
on prior period open sales		41	—	—
Eliminations and other		—	(1)	—
South America mining		1,603	936	258
Other mining[b]	—	7,001	5,330	527
Corporate, other & eliminations	—	(1,552)	(1,571)	54
As reported in FCX's consolidated financial statements		$7,052	$4,695	$839

a. Includes silver sales of 1.8 million ounces ($16.95 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.
b. Represents the combined total for FCX's other mining operations, including North America copper mines, Indonesia mining, Molybdenum mines, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page X.

XX

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Copper Mines Product Revenues, Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2016
(In millions)	By-Product	Co-Product Method
	Method	Copper	Other[a]	Total
Revenues, excluding adjustments	$1,414	$1,414	$80	$1,494
Site production and delivery, before net noncash
and other costs shown below	789	754	53	807
By-product credits	(62)	—	—	—
Treatment charges	151	151	—	151
Royalty on metals	3	3	—	3
Net cash costs	881	908	53	961
DD&A	267	253	14	267
Noncash and other costs, net	12	12	—	12
Total costs	1,160	1,173	67	1,240
Revenue adjustments, primarily for pricing
on prior period open sales	8	8	—	8
Gross profit	$262	$249	$13	$262

Copper sales (millions of recoverable pounds)	650	650

Gross profit per pound of copper:

Revenues, excluding adjustments	$2.18	$2.18
Site production and delivery, before net noncash
and other costs shown below	1.22	1.16
By-product credits	(0.10)	—
Treatment charges	0.23	0.23
Royalty on metals	0.01	0.01
Unit net cash costs	1.36	1.40
DD&A	0.41	0.39
Noncash and other costs, net	0.02	0.02
Total unit costs	1.79	1.81
Revenue adjustments, primarily for pricing
on prior period open sales	0.01	0.01
Gross profit per pound	$0.40	$0.38

Reconciliation to Amounts Reported
(In millions)		Production
	Revenues	and Delivery	DD&A
Totals presented above	$1,494	$807	$267
Treatment charges	(151)	—	—
Royalty on metals	(3)	—	—
Noncash and other costs, net	—	12	—
Revenue adjustments, primarily for pricing
on prior period open sales	8	—	—
Eliminations and other	—	(3)	1
South America mining	1,348	816	268
Other mining[b]	6,196	5,114	508
Corporate, other & eliminations	(968)	(475)	518
As reported in FCX's consolidated financial statements	$6,576	$5,455	$1,294

a. Includes silver sales of 1.8 million ounces ($16.03 per ounce average realized price). Also reflects sales of molybdenum produced by Cerro Verde to FCX's molybdenum sales company at market-based pricing.
b. Represents the combined total for FCX's other mining operations, including North America copper mines, Indonesia mining, Molybdenum mines, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page X

XXI

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2017
(In millions)	By-Product		Co-Product Method
	Method		Copper	Gold	Silver[a]	Total
Revenues, excluding adjustments	$660		$660	$531	$14	$1,205
Site production and delivery, before net noncash
and other costs shown below	444		243	196	5	444
Gold and silver credits	(547)		—	—	—	—
Treatment charges	65		35	29	1	65
Export duties	27		15	12	—	27
Royalty on metals	43		22	20	1	43
Net cash costs	32		315	257	7	579
DD&A	153		84	67	2	153
Noncash and other costs, net	84	[b]	46	37	1	84
Total costs	269		445	361	10	816
Revenue adjustments, primarily for pricing on
prior period open sales	(7)		(7)	2	—	(5)
PT Smelting intercompany loss	(26)		(15)	(11)	—	(26)
Gross profit	$358		$193	$161	$4	$358

Copper sales (millions of recoverable pounds)	247		247
Gold sales (thousands of recoverable ounces)				427

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$2.67		$2.67	$1,243
Site production and delivery, before net noncash
and other costs shown below	1.80		0.99	459
Gold and silver credits	(2.21)		—	—
Treatment charges	0.26		0.14	67
Export duties	0.11		0.06	28
Royalty on metals	0.17		0.09	47
Unit net cash costs	0.13		1.28	601
DD&A	0.62		0.34	158
Noncash and other costs, net	0.34	[b]	0.18	86
Total unit costs	1.09		1.80	845
Revenue adjustments, primarily for pricing on
prior period open sales	(0.03)		(0.03)	5
PT Smelting intercompany loss	(0.10)		(0.06)	(26)
Gross profit per pound/ounce	$1.45		$0.78	$377

Reconciliation to Amounts Reported
(In millions)			Production
	Revenues		and Delivery	DD&A
Totals presented above	$1,205		$444	$153
Treatment charges	(65)		—	—
Export duties	(27)		—	—
Royalty on metals	(43)		—	—
Noncash and other costs, net	—		84	—
Revenue adjustments, primarily for pricing on
prior period open sales	(5)		—	—
PT Smelting intercompany loss	—		26	—
Indonesia mining	1,065		554	153
Other mining[c]	3,406		2,695	272
Corporate, other & eliminations	(760)		(754)	25
As reported in FCX's consolidated financial statements	$3,711		$2,495	$450

a.Includes silver sales of 851 thousand ounces ($16.26 per ounce average realized price).

b.	Includes $82 million ($0.33 per pound of copper) of costs charged directly to production and delivery costs as a result of the impact of workforce reductions.

c.
Represents the combined total for FCX's other mining operations, including North America copper mines, South America mining, Molybdenum mines, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page X.

XXII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues, Production Costs and Unit Net Cash Costs

Three Months Ended June 30, 2016
(In millions)	By-Product	Co-Product Method
	Method	Copper	Gold	Silver[a]	Total
Revenues, excluding adjustments	$431	$431	$195	$10	$636
Site production and delivery, before net noncash
and other costs shown below	347	235	107	5	347
Gold and silver credits	(206)	—	—	—	—
Treatment charges	57	39	17	1	57
Export duties	16	11	5	—	16
Royalty on metals	21	14	7	—	21
Net cash costs	235	299	136	6	441
DD&A	93	63	28	2	93
Noncash and other costs, net	2	1	1	—	2
Total costs	330	363	165	8	536
Revenue adjustments, primarily for pricing on
prior period open sales	(12)	(12)	1	—	(11)
PT Smelting intercompany loss	(7)	(5)	(2)	—	(7)
Gross profit	$82	$51	$29	$2	$82

Copper sales (millions of recoverable pounds)	196	196
Gold sales (thousands of recoverable ounces)			151

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$2.20	$2.20	$1,292
Site production and delivery, before net noncash
and other costs shown below	1.77	1.20	706
Gold and silver credits	(1.05)	—	—
Treatment charges	0.29	0.20	116
Export duties	0.08	0.05	32
Royalty on metals	0.11	0.07	45
Unit net cash costs	1.20	1.52	899
DD&A	0.48	0.33	190
Noncash and other costs, net	0.01	0.01	4
Total unit costs	1.69	1.86	1,093
Revenue adjustments, primarily for pricing on
prior period open sales	(0.06)	(0.06)	7
PT Smelting intercompany loss	(0.03)	(0.02)	(14)
Gross profit per pound/ounce	$0.42	$0.26	$192

Reconciliation to Amounts Reported
(In millions)		Production
	Revenues	and Delivery	DD&A
Totals presented above	$636	$347	$93
Treatment charges	(57)	—	—
Export duties	(16)	—	—
Royalty on metals	(21)	—	—
Noncash and other costs, net	—	2	—
Revenue adjustments, primarily for pricing on
prior period open sales	(11)	—	—
PT Smelting intercompany loss	—	7	—
Indonesia mining	531	356	93
Other mining[b]	3,203	2,567	297
Corporate, other & eliminations	(400)	33	242
As reported in FCX's consolidated financial statements	$3,334	$2,956	$632

a.Includes silver sales of 562 thousand ounces ($17.42 per ounce average realized price).

b.
Represents the combined total for FCX's other mining operations, including North America copper mines, South America mining, Molybdenum mines, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page X.

XXIII

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues, Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2017
(In millions)	By-Product		Co-Product Method
	Method		Copper	Gold	Silver[a]	Total
Revenues, excluding adjustments	$982		$982	$752	$21	$1,755
Site production and delivery, before net noncash
and other costs shown below	712		399	305	8	712
Gold and silver credits	(782)		—	—	—	—
Treatment charges	100		56	43	1	100
Export duties	41		23	18	—	41
Royalty on metals	63		34	28	1	63
Net cash costs	134		512	394	10	916
DD&A	236		132	101	3	236
Noncash and other costs, net	116	[b]	65	50	1	116
Total costs	486		709	545	14	1,268
Revenue adjustments, primarily for pricing on
prior period open sales	39		39	9	—	48
PT Smelting intercompany profit	1		1	—	—	1
Gross profit	$536		$313	$216	$7	$536

Copper sales (millions of recoverable pounds)	372		372
Gold sales (thousands of recoverable ounces)				604

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$2.64		$2.64	$1,242
Site production and delivery, before net noncash
and other costs shown below	1.91		1.07	504
Gold and silver credits	(2.10)		—	—
Treatment charges	0.27		0.15	71
Export duties	0.11		0.06	29
Royalty on metals	0.17		0.10	47
Unit net cash costs	0.36		1.38	651
DD&A	0.63		0.35	167
Noncash and other costs, net	0.32	[b]	0.18	82
Total unit costs	1.31		1.91	900
Revenue adjustments, primarily for pricing on
prior period open sales	0.11		0.11	15
PT Smelting intercompany profit	—		—	1
Gross profit per pound/ounce	$1.44		$0.84	$358

Reconciliation to Amounts Reported
(In millions)			Production
	Revenues		and Delivery	DD&A
Totals presented above	$1,755		$712	$236
Treatment charges	(100)		—	—
Export duties	(41)		—	—
Royalty on metals	(63)		—	—
Noncash and other costs, net	—		116	—
Revenue adjustments, primarily for pricing on
prior period open sales	48		—	—
PT Smelting intercompany profit	—		(1)	—
Indonesia mining	1,599		827	236
Other mining[c]	7,005		5,439	549
Corporate, other & eliminations	(1,552)		(1,571)	54
As reported in FCX's consolidated financial statements	$7,052		$4,695	$839

a.Includes silver sales of 1.3 million ounces ($16.66 per ounce average realized price).

b.	Includes $103 million ($0.28 per pound of copper) of costs charged directly to production and delivery costs as a result of workforce reductions.

c.
Represents the combined total for FCX's other mining operations, including North America copper mines, South America mining, Molybdenum mines, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page X.

XXIV

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues and Production Costs and Unit Net Cash Costs

Six Months Ended June 30, 2016
(In millions)	By-Product	Co-Product Method
	Method	Copper	Gold	Silver[a]	Total
Revenues, excluding adjustments	$802	$802	$436	$17	$1,255
Site production and delivery, before net noncash
and other costs shown below	737	471	256	10	737
Gold and silver credits	(470)	—	—	—	—
Treatment charges	112	72	39	1	112
Export duties	29	18	10	1	29
Royalty on metals	43	27	16	—	43
Net cash costs	451	588	321	12	921
DD&A	174	111	60	3	174
Noncash and other costs, net	14	9	5	—	14
Total costs	639	708	386	15	1,109
Revenue adjustments, primarily for pricing on
prior period open sales	(1)	(1)	17	—	16
PT Smelting intercompany profit	1	1	—	—	1
Gross profit	$163	$94	$67	$2	$163

Copper sales (millions of recoverable pounds)	370	370
Gold sales (thousands of recoverable ounces)			346

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$2.17	$2.17	$1,260
Site production and delivery, before net noncash
and other costs shown below	1.99	1.27	740
Gold and silver credits	(1.27)	—	—
Treatment charges	0.30	0.20	113
Export duties	0.08	0.05	29
Royalty on metals	0.12	0.07	47
Unit net cash costs	1.22	1.59	929
DD&A	0.47	0.30	175
Noncash and other costs, net	0.04	0.02	14
Total unit costs	1.73	1.91	1,118
Revenue adjustments, primarily for pricing on
prior period open sales	—	—	48
PT Smelting intercompany profit	—	—	2
Gross profit per pound/ounce	$0.44	$0.26	$192

Reconciliation to Amounts Reported
(In millions)		Production
	Revenues	and Delivery	DD&A
Totals presented above	$1,255	$737	$174
Treatment charges	(112)	—	—
Export duties	(29)	—	—
Royalty on metals	(43)	—	—
Noncash and other costs, net	—	14	—
Revenue adjustments, primarily for pricing on
prior period open sales	16	—	—
PT Smelting intercompany profit	—	(1)	—
Indonesia mining	1,087	750	174
Other mining[b]	6,457	5,180	602
Corporate, other & eliminations	(968)	(475)	518
As reported in FCX's consolidated financial statements	$6,576	$5,455	$1,294

a.	Includes silver sales of 1.1 million ounces ($16.56 per ounce average realized price).

b.
Represents the combined total for FCX's other mining operations, including North America copper mines, South America mining, Molybdenum mining, Rod & Refining and Atlantic Copper Smelting and Refining, as presented in the supplemental schedule, "Business Segments," beginning on page X.

XXV

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Molybdenum Mines Product Revenues, Production Costs and Unit Net Cash Costs

	Three Months Ended June 30,
(In millions)	2017	2016

Revenues, excluding adjustments[a]	$78	$50
Site production and delivery, before net noncash and other costs shown below	57	45
Treatment charges and other	7	5
Net cash costs	64	50
DD&A	19	17
Noncash and other costs, net	2	5
Total costs	85	72
Gross loss	$(7)	$(22)

Molybdenum sales (millions of recoverable pounds)[a]	8	7

Gross loss per pound of molybdenum:

Revenues, excluding adjustments[a]	$9.57	$7.87
Site production and delivery, before net noncash and other costs shown below	6.96	6.95
Treatment charges and other	0.85	0.85
Unit net cash costs	7.81	7.80
DD&A	2.32	2.71
Noncash and other costs, net	0.27	0.82
Total unit costs	10.40	11.33
Gross loss per pound	$(0.83)	$(3.46)

Reconciliation to Amounts Reported
(In millions)

		Production
Three Months Ended June 30, 2017	Revenues	and Delivery	DD&A
Totals presented above	$78	$57	$19
Treatment charges and other	(7)	—	—
Noncash and other costs, net	—	2	—
Molybdenum mines	71	59	19
Other mining[b]	4,400	3,190	406
Corporate, other & eliminations	(760)	(754)	25
As reported in FCX's consolidated financial statements	$3,711	$2,495	$450

Three Months Ended June 30, 2016
Totals presented above	$50	$45	$17
Treatment charges and other	(5)	—	—
Noncash and other costs, net	—	5	—
Molybdenum mines	45	50	17
Other mining[b]	3,689	2,873	373
Corporate, other & eliminations	(400)	33	242
As reported in FCX's consolidated financial statements	$3,334	$2,956	$632

a.
Reflects sales of the Molybdenum mines' production to FCX's molybdenum sales company at market-based pricing. On a consolidated basis, realizations are based on the actual contract terms for sales to third parties; as a result, FCX's consolidated average realized price per pound of molybdenum will differ from the amounts reported in this table.

b.
Represents the combined total for FCX's other mining operations, including North America copper mines, South America mining, Indonesia mining, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page X. Also includes amounts associated with FCX's molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North America and South America copper mines.

XXVI

FREEPORT-McMoRan INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Molybdenum Mines Product Revenues, Production Costs and Unit Net Cash Costs

	Six Months Ended June 30,
(In millions)	2017	2016

Revenues, excluding adjustments[a]	$148	$102
Site production and delivery, before net noncash and other costs shown below	108	92
Treatment charges and other	14	12
Net cash costs	122	104
DD&A	38	36
Noncash and other costs, net	3	10
Total costs	163	150
Gross loss	$(15)	$(48)

Molybdenum sales (millions of recoverable pounds)[a]	16	14

Gross loss per pound of molybdenum:

Revenues, excluding adjustments[a]	$9.07	$7.47
Site production and delivery, before net noncash and other costs shown below	6.61	6.76
Treatment charges and other	0.85	0.85
Unit net cash costs	7.46	7.61
DD&A	2.34	2.66
Noncash and other costs, net	0.21	0.69
Total unit costs	10.01	10.96
Gross loss per pound	$(0.94)	$(3.49)

Reconciliation to Amounts Reported
(In millions)

		Production
Six Months Ended June 30, 2017	Revenues	and Delivery	DD&A
Totals presented above	$148	$108	$38
Treatment charges and other	(14)	—	—
Noncash and other costs, net	—	3	—
Molybdenum mines	134	111	38
Other mining[b]	8,470	6,155	747
Corporate, other & eliminations	(1,552)	(1,571)	54
As reported in FCX's consolidated financial statements	$7,052	$4,695	$839

Six Months Ended June 30, 2016
Totals presented above	$102	$92	$36
Treatment charges and other	(12)	—	—
Noncash and other costs, net	—	10	—
Molybdenum mines	90	102	36
Other mining[b]	7,454	5,828	740
Corporate, other & eliminations	(968)	(475)	518
As reported in FCX's consolidated financial statements	$6,576	$5,455	$1,294

a.
Reflects sales of the Molybdenum mines' production to FCX's molybdenum sales company at market-based pricing. On a consolidated basis, realizations are based on the actual contract terms for sales to third parties; as a result, FCX's consolidated average realized price per pound of molybdenum will differ from the amounts reported in this table.

b.
Represents the combined total for FCX's other mining operations, including North America copper mines, South America mining, Indonesia mining, Rod & Refining and Atlantic Copper Smelting & Refining, as presented in the supplemental schedule, "Business Segments," beginning on page X. Also includes amounts associated with FCX's molybdenum sales company, which includes sales of molybdenum produced by the Molybdenum mines and by certain of the North America and South America copper mines.

XXVII